Filed Pursuant to Rule 424(b)(4)
Registration No. 333-290011

PROSPECTUS

C3IS INC.

1,700,000 Units consisting of Common Shares and Class D Warrants to Purchase Common Shares and Class E Warrants to Purchase Common Shares

5,800,000 Units consisting of Pre-Funded Warrants and Class D Warrants to Purchase Common Shares and Class E Warrants to Purchase Common Shares

(and up to 5,800,000 Common Shares underlying the Pre-Funded Warrants, up to 26,162,790 Common Shares underlying the Class D Warrants and up to 18,662,790 Common Shares underlying the Class E Warrants)

This prospectus relates to the issuance by us, on a best efforts basis, of 7,500,000 units (“Units”), consisting of (a) 1,700,000 common units (“Common Units”), each consisting of (i) one share of common stock, nominal value $0.01 per share (each, a “Common Share”), (ii) one Class D Warrant to purchase one Common Share or otherwise such greater number of Common Shares as determined under the automatic adjustment feature of the Class D Warrant (each, a “Class D Warrant”) and (iii) one Class E Warrant exercisable for that number of Common Shares determined in accordance with the adjustment formula of the Class E Warrant (each, a “Class E Warrant,” and together with the Class D Warrants, the “Common Warrants”), at a public offering price of $1.20 per Common Unit, and (b) 5,800,000 pre-funded units (“Pre-Funded Units”), each consisting of (x) one pre-funded warrant, in lieu of one Common Share, (y) one Class D Warrant and (z) one Class E Warrant, at a public offering price of $1.19999 per Pre-Funded Unit.

Each Class D Warrant will be immediately exercisable upon issuance and expire five years after the issuance date. The initial exercise price of the Class D Warrants is $1.20. On the 10th trading day following the closing of this offering, the exercise price of the outstanding Class D Warrants will automatically reset to the “Adjustment Price,” which shall be the greater of (i) the Floor Price (as defined below) based on the Nasdaq Minimum Price (as defined below) immediately preceding the pricing of this offering, or (ii) the lesser of (x) the then Exercise Price and (y) the lowest volume-weighted average price (“VWAP”) of the Common Shares during such 10 trading days period (the “Adjustment Period”), and the number of Common Shares underlying the then-outstanding Class D Warrants will be proportionally increased such that the then aggregate exercise price of all such Class D Warrants based on the Adjustment Price, equals the aggregate exercise price of all such Class D Warrants on the original issuance date that remain outstanding; provided that no adjustment may result in an increase to the exercise price. The “Floor Price” equals 20% of the most recent Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) of the Common Shares immediately prior to the applicable date of determination (the “Nasdaq Minimum Price”). Five trading days after the six-month anniversary of the closing of this offering and after every six-month anniversary thereof, the exercise price of the then-outstanding Class D Warrants will be automatically adjusted to equal the greater of (i) the Floor Price based on the Nasdaq Minimum Price as of the date of the applicable six-month anniversary or (ii) the lesser of (x) the then Exercise Price and (y) the lowest VWAP during such five-trading-day period (the “Periodic Adjustment Window”), with the number of Common Shares underlying the then-outstanding Class D Warrants remaining unchanged (each, a “Periodic Adjustment”). Holders of Class D Warrants may elect to exercise the Class D Warrants at any time following the original issuance date and prior to the expiration date, including during the Adjustment Period or any Periodic Adjustment Windows, based on the then applicable exercise price. Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, as a result of the foregoing provisions, after the Adjustment Period, the exercise price of the Class D Warrants could reset to a Floor Price of $0.344, in which case the number of Common Shares issuable upon exercise of one Class D Warrant would be approximately 3.488 shares, and the holders of Class D Warrants would receive, in aggregate 26,162,790 Common Shares upon exercise of all Class D warrants following the Adjustment Period. The exercise price of Class D Warrants may further decrease following each Periodic Adjustment, with the number of Common Shares upon exercise of Class D Warrants remaining unchanged.

Each Class E Warrant will be immediately exercisable upon issuance at a nominal exercise price of $0.00001 per share with no expiration. The number of Common Shares issuable upon the exercise of the Class E Warrants shall initially be zero. Following the Adjustment Period, the number of Common Shares underlying each Class E Warrant will be automatically increased so that each holder of Class E Warrants will, after the adjustment and upon exercise of the Class E Warrant, receive a number of Common Shares equal to (A) the aggregate purchase price such holder paid for the Units in this offering divided by the Adjustment Price minus (B) the number of Common Shares issued to such holder as part of the Units purchased in this offering. Holders of Class E Warrants may elect to exercise the Class E Warrants at any time following the original issuance date, including during the Adjustment Period, based on the then applicable Adjustment Price. Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, as a result of the foregoing provisions, if the Adjustment Price equals the applicable Floor Price of $0.344, in which case the number of Common Shares issuable upon exercise of one Class E Warrant would be approximately 2.488 shares, and the holders of Class E Warrants would receive, in the aggregate, 18,662,790 Common Shares upon exercise of all Class E Warrants following the Adjustment Period.

The adjustment provisions of the Common Warrants apply upon a cash or cashless, or net, exercise, and a cash or cashless exercise will result in nearly the same economic result per Common Share; however, upon a cashless exercise of any Common Warrant, the holder would receive fewer Common Shares than upon a cash exercise of such Common Warrant, based on the number of underlying Common Shares, valued at market prices at the time of the exercise, necessary to equal the cash exercise price of the exercised Common Warrants pursuant to a standard net exercise formula as set forth in the form of Class D Warrant and Class E Warrant, which are each filed as an exhibit to the registration statement of which this prospectus forms a part.

Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, as a result of the foregoing provisions, the maximum aggregate number of Common Shares potentially issuable upon exercise of all Class D Warrants and Class E Warrants issued in this offering would be 44,825,580.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Units. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Common Shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one Common Share. The exercise price of each pre-funded warrant is $0.00001 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. The Common Shares and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying Class D Warrant and Class E Warrant as part of a Unit, but the components of the Units will immediately separate upon issuance. See “Description of Securities We Are Offering” in this prospectus for more information.

We are also registering the Common Shares included in the Units and the Common Shares issuable from time to time upon exercise of the Common Warrants and pre-funded warrants offered hereby. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

Our Common Shares are listed on the Nasdaq Capital Market (the “Nasdaq”) and began trading (regular way) on June 22, 2023 under the symbol “CISS.” On December 10, 2025, the closing sale price as reported on the Nasdaq of the Common Shares was $1.72 per share. There is no established trading market for the pre-funded warrants, Class D Warrants or Class E Warrants and we do not expect an active trading market to develop. We do not intend to list the pre-funded warrants, Class D Warrants or Class E Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

We are an “emerging growth company” as that term is used in the Securities Act of 1933, as amended (the “Securities Act”), and, as such, we may elect to comply with certain reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit including Common Shares	Per Unit including Pre-Funded Warrants	Total
Public offering price(1)	$1.20	$1.19999	$8,999,942
Placement agent fees(1)(2)	$0.072	$0.072	$540,000
Proceeds, before expenses, to us(1)	$1.128	$1.12799	$8,459,942

(1)

Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the amounts set forth above. For more information, see “Plan of Distribution.”

(2)

The Placement Agent fees shall equal 6.0% of the gross proceeds of the securities sold by us in this offering. The Placement Agent will receive compensation in addition to the Placement Agent fees described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

We have engaged Aegis Capital Corp. as our placement agent (“Aegis” or the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table above, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. The Units will be offered at a fixed price and are expected to be issued in a single closing. See “Plan of Distribution” beginning on page 94 of this prospectus for more information regarding compensation payable to the Placement Agent.

We expect that the offering will end one trading day after the pricing of this offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). We expect to deliver the Common Shares, pre-funded warrants, if any, and Class D Warrants and Class E Warrants, constituting the Units against payment in New York, United States on or about December 12, 2025, subject to satisfaction of certain customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Aegis Capital Corp.

Prospectus dated December 11, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the United States Securities and Exchange Commission (the “SEC”) for the offering by us of Units consisting of Common Shares or pre-funded warrants and Class D Warrants and Class E Warrants.

You should rely only on the information contained in this prospectus and in any free writing prospectus filed with the SEC. Neither we, nor the Placement Agent, have authorized anyone to provide you with different or additional information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Unless otherwise indicated, references to “C3is,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, C3is Inc., and its subsidiaries, except where the context otherwise requires.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 28, 2025;

•	our Report on Form 6-K filed with the SEC on June 25, 2025;

•

our Report on Form 6-K filed with the SEC on September 2, 2025 (excluding the sections under the headings “CEO Dr. Diamantis Andriotis commented,” “Conference call details” and “slides and audio webcast,” which shall not be deemed to be incorporated by reference);

•	our Report on Form 6-K filed with the SEC on September 29, 2025;

•	our Report on Form 6-K filed with the SEC on October 9, 2025;

•

our Report on Form 6-K filed with the SEC on November 18, 2025 (excluding the sections under the headings “CEO Dr. Diamantis Andriotis commented,” “Conference call details” and “slides and audio webcast,” which shall not be deemed to be incorporated by reference); and

•	our Registration Statement on Form 8-A filed with the SEC on June 8, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at http://c3is.pro. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:

C3is Inc.

331 Kifissias Avenue

Kifissia 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

Attention: Chief Financial Officer

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions including the conflict in Ukraine and related sanctions, tariffs imposed by the U.S. and other countries and future oil prices and production;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	future supply and demand for crude oil and drybulk cargoes;

•	competition in the marine transportation industry, including, in particular, the drybulk and tanker sectors;

•	shipping market trends, including charter rates, factors affecting supply and demand and world drybulk carrier and tanker fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the conflicts in Ukraine and Gaza and the Houthi attacks in the Red Sea and the Gulf of Aden and the related global response;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in any financing arrangements we enter into;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive offices are located outside the United States. Our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of our directors and officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in jurisdictions outside the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

MARKET DATA

The Company uses market data throughout this prospectus. The Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but the Company has not independently verified this information.

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our securities.

Unless otherwise indicated, references to “C3is,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, C3is Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America.

C3is Inc. was incorporated under the laws of the Republic of the Marshall Islands on July 25, 2022 to serve as the holding company of two subsidiaries, each owning one of the drybulk carriers in our initial fleet, that Imperial Petroleum Inc. (“Imperial Petroleum”) subsequently contributed to us in connection with the Spin-Off (as defined below), together with $5,000,000 in cash as working capital, in return for our Common Shares and Series A Convertible Preferred Stock. On June 21, 2023, Imperial Petroleum distributed all of our outstanding shares of common stock, par value $0.01 per share (“Common Shares”), to its stockholders and warrantholders, which completed our separation from Imperial Petroleum (the “Spin-Off” or the “Spin-Off Distribution”).

Overview

We are a provider of international seaborne transportation services to drybulk charterers, including major national and private industrial users, commodity producers and traders. As of the date of this prospectus, we own and operate a fleet of three drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers, and one Aframax crude oil tanker that transports crude oil. The total cargo carrying capacity of our fleet is 213,464 dwt.

Upon the completion of the Spin-Off on June 21, 2023, we began operating as a separate company from Imperial Petroleum, the Nasdaq-listed ship-owning company serving the petroleum products, crude oil and drybulk sectors of the international shipping industry, of which we were previously a part.

Our Fleet

As of November 30, 2025, the profile and deployment of our fleet is the following:

Name	Year Built	Country Built	Vessel Size (dwt)	Vessel Type	Special Survey Timing		Employment Status	Daily Charter Rate	Expiration of Charter
Drybulk Carriers
Eco Bushfire	2011	Japan	32,000	Handysize drybulk carrier	Q2 2026		Time Charter	$21,000	January 2026
Eco Angelbay	2009	Japan	32,000	Handysize drybulk carrier	Q2 2027		Time Charter	$20,250	December 2025
Eco Spitfire	2012	Japan	33,664	Handysize drybulk carrier	Q2 2027		Time Charter	$18,250	December 2025
Tanker
Afrapearl II	2010	Korea	115,804	Aframax oil tanker	Completed in Q3 2025	[1]	Spot

1.	Completed in August 2025 over 24 days at a cost of $1.7 million.

We plan to expand our fleet by investing in high-quality, Japanese or Korean-built drybulk carriers, which may include vessels in class sizes ranging from Handysize class vessels of 28,000-40,000 dwt to Capesize class vessels of 100,000+ dwt, and potentially tankers of all sizes. We may also acquire vessels in these or other seaborne transportation sectors in addition to the drybulk and tanker sectors, under favorable market conditions. We do not, however, currently have any agreements or commitments to acquire additional vessels. We also intend to take advantage of the cyclical nature of the market by buying and selling ships when we believe favorable opportunities exist.

We will deploy our drybulk carriers either on time charter trips or spot voyages of short term duration while our tanker vessel will mostly be employed in the spot market as conditions are favorable in the near term. In the long run, our fleet could potentially be employed on a mix of period charters, including time charters which can last up to several years, and spot market charters, which generally last from one to six months, and in pools, according to our assessment of market conditions. As of November 30, 2025, all of our dry bulk carriers were under short duration time charter contracts, with two expiring in December 2025 and one in January 2026; our tanker was operating in the spot market. A Spot voyage refers to the chartering of a vessel for a single specific voyage between a designated loading port and discharge port. It is essentially a one-off charter agreement for a particular cargo and route. Spot voyages are typically arranged on short notice, reflecting the immediate needs of the charterer.

Commercial and Technical Management of Our Fleet

We have entered into a management agreement with Brave Maritime, pursuant to which Brave Maritime will provide us with technical, administrative, commercial and certain other services. Brave Maritime is a leading ship-management company based in Greece, established in 1987 in order to provide shipping companies with a range of services. Our manager’s safety management system is ISM certified in compliance with IMO’s regulations by Lloyd’s Register. In relation to the technical services, Brave Maritime is responsible for arranging for the crewing of the vessels, the day to day operations, inspections and vetting, maintenance, repairs, dry-docking and insurance. Administrative functions include, but are not limited to accounting, back-office, reporting, legal and secretarial services. In addition, Brave Maritime provides services for the chartering of our vessels and monitoring thereof, freight collection, and sale and purchase. In providing most of these services, Brave Maritime will pay third parties and receive reimbursement from us. Under the management agreement, Brave Maritime may subcontract certain of its obligations. For our tanker, Brave Maritime subcontracts these services to its affiliate Stealth Maritime.

Under the management agreement with Brave Maritime, we pay Brave Maritime a fixed management fee of $440 per vessel operating under a voyage or time charter per day on a monthly basis in advance, pro-rated for the calendar days we own the vessels. We pay a fixed fee of $125 per vessel per day for each of our vessels operating on bareboat charter, if any. We are obligated to pay Brave Maritime a fee equal to 1.25% of the gross freight, demurrage and charter hire collected from the employment of our vessels. Brave Maritime also earns a fee equal to 1.0% of the contract price of any vessel bought or sold by them on our behalf.

The initial term of our management agreement with Brave Maritime will expire on December 31, 2025. Unless six months’ notice of non-renewal is given by either party prior to the end of the then current term, this agreement will automatically extend for additional 12-month periods. As no such notice was provided by either party by July 1, 2025, this agreement will automatically extend until December 31, 2026.

For additional information about the management agreement, including the calculation of management fees and termination provisions, see “Item 7. Major Stockholders and Related Party Transactions—B. Related Party Transactions—Management and Other Fees” in our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated by reference herein.

The Spin Off

C3is Inc. was incorporated under the laws of the Republic of the Marshall Islands on July 25, 2022. The Company was incorporated to serve as the holding company of two subsidiaries that were contributed by Imperial Petroleum to the Company in connection with the Spin-Off Distribution. Imperial Petroleum contributed these subsidiaries to the Company prior to the Spin-Off Distribution, and, as the sole shareholder of the Company, distributed the Company’s Common Shares to stockholders of Imperial Petroleum, and, in accordance with the terms of Imperial Petroleum’s outstanding Warrants, such Warrants, on a pro rata basis on June 21, 2023. Our Common Shares are listed on the Nasdaq Capital Market under the trading symbol “CISS.” We and Imperial Petroleum are separate publicly traded companies with separate boards of directors and management, although, as of the date of this prospectus, some of the directors and officers of Imperial Petroleum hold similar positions at the Company.

Corporate Information

C3is Inc. is a holding company existing under the laws of the Marshall Islands. Our principal executive offices are located at 331 Kifissias Avenue, Kifissia 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website is http://c3is.pro. The information on or linked to on our website is not a part of this prospectus.

Other Information

Because we are incorporated under the laws of the Republic of the Marshall Islands, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Service of Process and Enforcement of Civil Liabilities” for more information.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we are subject to different U.S. securities laws than U.S. domestic issuers. See “Where You can Find More Information.”

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”); and

•

our auditor not being required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Spin-Off Distribution, such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our Common Shares less attractive. The result may be a less active trading market for our Common Shares, and the price of our Common Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) December 31, 2028; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Issuer	C3is Inc.

Units Offered by Us	7,500,000 units (“Units”), consisting of (a) 1,700,000 common units (“Common Units”), each consisting of (i) one share of common stock, nominal value $0.01 per share (each, a “Common Share”), (ii) one Class D Warrant to purchase one Common Share or otherwise such greater number of Common Shares as determined under the automatic adjustment feature of the Class D Warrant (each, a “Class D Warrant”) and (iii) one Class E Warrant exercisable for that number of Common Shares determined in accordance with the adjustment formula of the Class E Warrant (each, a “Class E Warrant,” and together with the Class D Warrants, the “Common Warrants”), at a public offering price of $1.20 per Common Unit, and (b) 5,800,000 pre-funded units (“Pre-Funded Units”), each consisting of (x) one pre-funded warrant, in lieu of one Common Share, (y) one Class D Warrant and (z) one Class E Warrant, at a public offering price of $1.19999 per Pre-Funded Unit.

Each Class D Warrant will be immediately exercisable upon issuance and expire five years after the issuance date. The initial exercise price of the Class D Warrants is $1.20. On the 10th trading day following the closing of this offering, the exercise price of the outstanding Class D Warrants will automatically reset to the “Adjustment Price,” which shall be the greater of (i) the Floor Price (as defined below) based on the Nasdaq Minimum Price (as defined below) immediately preceding the pricing of this offering, or (ii) the lesser of (x) the then exercise price and (y) the lowest volume-weighted average price (“VWAP”) of the Common Share during such 10 trading days period (the “Adjustment Period”), and the number of Common Shares underlying the then-outstanding Class D Warrants will be proportionally increased such that the then aggregate exercise price of all such Class D Warrants based on the Adjustment Price, equals the aggregate exercise price of all such Class D Warrants on the original issuance date that remain outstanding; provided that no adjustment may result in an increase to the exercise price. The “Floor Price” equals 20% of the most recent Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) of the Common Shares immediately prior to the applicable date of determination (“Nasdaq Minimum Price”). Five trading days after the six-month anniversary of the closing of this offering and after every six-month anniversary thereof, the exercise price of the then-outstanding Class D Warrants will be automatically adjusted to equal the greater of (i) the Floor Price as of the date of the applicable six-month anniversary or (ii) the lesser of (x) the then exercise price and (y) the lowest day VWAP during such five-trading-day period (the “Periodic Adjustment Window”), with the number of Common Shares underlying the then-outstanding Class D Warrants remaining unchanged (each, a “Periodic Adjustment”). Holders of Class D Warrants may elect to exercise the Class D Warrants at any time following the original issuance date and prior to the expiration date, including during the Adjustment Period or any Periodic Adjustment Windows, based on the then applicable exercise price.

Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, as a result of the foregoing provisions, after the Adjustment Period, the exercise price of the Class D Warrants could reset to a Floor Price of $0.344, in which case the number of Common Shares issuable upon exercise of one Class D Warrant would be approximately 3.488 shares, and the holders of Class D Warrants would receive, in aggregate 26,162,790 Common Shares upon exercise of all Class D warrants following the Adjustment Period. The exercise price of Class D Warrants may further decrease following each Periodic Adjustment, with the number of Common Shares upon exercise of Class D Warrants remaining unchanged.

Each Class E Warrant will be immediately exercisable upon issuance at a nominal exercise price of $0.00001 per share with no expiration. The number of Common Shares issuable upon the exercise of the Class E Warrants shall initially be zero. Following the Adjustment Period, the number of Common Shares underlying each Class E Warrant will be automatically increased so that each holder of Class E Warrants will, after the adjustment and upon exercise of the Class E Warrant, receive a number of Common Shares equal to (A) the aggregate purchase price such holder paid for the Units in this offering divided by the Adjustment Price minus (B) the number of Common Shares issued to such holder as part of the Units purchased in this offering. Holders of Class E Warrants may elect to exercise the Class E Warrants at any time following the original issuance date, including during the Adjustment Period, based on the then applicable Adjustment Price. Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, as a result of the forgoing provisions, if the Adjustment Price equals the applicable Floor Price of $0.344, in which case the number of Common Shares issuable upon exercise of one Class E Warrant would be approximately 2.488 shares, and the holders of Class E Warrants would receive, in the aggregate, 18,662,790 Common Shares upon exercise of all Class E Warrants following the Adjustment Period.

The adjustment provisions of the Common Warrants apply upon a cash or cashless, or net, exercise, and a cash or cashless exercise will result in nearly the same economic result per Common Share; however, upon a cashless exercise of any Common Warrant, the holder would receive fewer Common Shares than upon a cash exercise of such Common Warrant, based on the number of underlying Common Shares, valued at market prices at the time of the exercise, necessary to equal the cash exercise price of the exercised Common Warrants pursuant to a standard net exercise formula as set forth in the form of Class D Warrant and Class E Warrant, which are each filed as an exhibit to the registration statement of which this prospectus forms a part.

Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, as a result of the foregoing provisions, the maximum aggregate number of Common Shares potentially issuable upon exercise of all Class D Warrants and Class E Warrants issued in this offering would be 44,825,580.

This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Class D Warrants and Class E Warrants. To better understand the terms of the Class D Warrants and Class E Warrants, you should carefully read the “Description of the Securities We Are Offering” section of this prospectus. You should also read the forms of the Class D Warrant and Class E Warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. This offering also relates to the Common Shares issuable upon exercise of each of the Class D Warrants and Class E Warrants.

The Units will not be certificated or issued in stand-alone form. The Common Shares, the Class D Warrants and Class E Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering. We are also offering to each purchaser, with respect to the purchase of Common Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Units. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Common Shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one Common Share. The exercise price of each pre-funded warrant will equal $0.00001 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the pre-funded warrants are exercised in full.

This prospectus also relates to the offering of the Common Shares issuable upon exercise of the pre-funded warrants.

Common Shares outstanding prior to this offering	2,718,378 Common Shares

Common Shares outstanding after this offering	4,418,378 Common Shares assuming that none of the holders of pre-funded warrants, Class D Warrants or Class E Warrants issued in this offering exercise their pre-funded warrants, Class D Warrants or Class E Warrants.

Use of Proceeds	We intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, including acquisitions of additional vessels which we have not yet identified, working capital, or for other general corporate purposes, or a combination thereof. We expect that the net proceeds from the maximum offering amount of the sale of Units in this offering will be approximately $8.0 million, net of the Placement Agent’s fees and other estimated offering expenses. The expected net proceeds of the offering reflected above does not give effect to the exercise of any Common Warrants issued in this offering. See “Use of Proceeds.”

Listing	Our Common Shares are listed on Nasdaq and began trading on June 22, 2023 under the symbol “CISS.” We do not intend to list the pre-funded warrants, Class D Warrants or Class E Warrants offered hereunder on any stock exchange. There are no established public trading markets for the pre-funded warrants, Class D Warrants or Class E Warrants, and we do not expect such markets to develop. Without an active trading market, the liquidity of the pre-funded warrants, Class D Warrants or Class E Warrants will be limited.

Risk Factors	See “Risk Factors” and the other information included in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

The number of Common Shares to be outstanding after this offering is based on 2,718,378 Common Shares outstanding as of November 30, 2025 and excludes as of such date:

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6,000,000 Common Shares issuable upon conversion of the 600,000 shares of Series A Convertible Preferred Stock which are convertible into our Common Shares at a conversion price currently equal to $2.50. The conversion price will be further adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of Series A Convertible Preferred Shares, including this offering. See “Description of Capital Stock—Series A Convertible Preferred Shares.”

•	3,177 Common Shares issuable upon the exercise of outstanding Class A Warrants with an exercise price of $1,575.00 per share. See “Description of Capital Stock—Warrants—Class A Warrants.”

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52,511 Common Shares issuable upon the exercise of outstanding Class B-1 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration. See “Description of Capital Stock—Warrants—Class B-1 Warrants.”

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2,316,754 Common Shares issuable upon the exercise of outstanding Class B-2 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events. See “Description of Capital Stock—Warrants—Class B-2 Warrants.”

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12,649 Common Shares issuable upon the exercise of outstanding Class C-1 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration. See “Description of Capital Stock—Warrants—Class C-1 Warrants.”

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2,410,210 Common Shares issuable upon the exercise of outstanding Class C-2 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events. See “Description of Capital Stock—Warrants—Class C-2 Warrants.”

•	Common Shares issuable upon the exercise of the pre-funded warrants, Class D Warrants or Class E Warrants, issued as part of this offering.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following factors, as well as the other information set forth in this prospectus, before making an investment in our securities. Some of the following risks relate principally to the industry in which we operate and our business in general. Other risks relate to the securities market for, and ownership of, our securities. Any of the described risks could significantly and negatively affect our business, financial condition, operating results and price of our securities. The following risk factors describe the material risks that are presently known to us.

Risk Factors Summary

Risks Related to our Industry

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The cyclical nature of the demand for seaborne transportation of drybulk commodities and crude oil may lead to significant changes in our chartering and vessel utilization, which may result in difficulty finding profitable charters for our vessels.

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Economic and political factors, including increased trade protectionism, tariffs imposed by the U.S. and other countries, economic sanctions and health pandemics, such as the recent COVID-19 pandemic, could materially adversely affect our business, financial position and results of operations.

•	An over-supply of ships may lead to a reduction in charter rates, vessel values and profitability.

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Our operations outside the United States expose us to global risks, such as political conflict, terrorism and public health concerns, including the conflict in Ukraine and related sanctions, the war in Gaza and the Houthi attacks in the Red Sea and the Gulf of Aden, which may interfere with the operation of our vessels.

•	We are subject to regulation and liability under environmental, health and safety laws that could require significant expenditures.

Risks Related to our Business

•	The small size of our fleet and any limitation in the availability or operation of these vessels could have a material adverse effect on our business, results of operations and financial condition.

•	We are dependent on the ability and willingness of our charterers to honor their commitments to us for all our revenues.

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We are exposed to the volatile spot market and charters at attractive rates may not be available when the charters for our vessels expire which would have an adverse impact on our revenues and financial condition.

•	Unless we set aside reserves for vessel replacement, at the end of a vessel’s useful life, our revenue will decline, which would adversely affect our cash flows and income.

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The market values of our vessels may decrease, which could adversely affect our ability to obtain financing or cause us to breach covenants in any future loan agreements, and could have a material adverse effect on our business, financial condition and results of operations.

•	As our vessels age, we may have difficulty competing with younger, more technologically advanced vessels for charters from top-tier charterers.

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If we incur impairment charges due to the value of our vessels declining below their book value or sell vessels in such circumstances the sale may be for less than the vessel’s carrying value, which would result in a reduction in our profits.

•	We depend on our manager, Brave Maritime, to operate our business.

Risks Related to Taxation

•	We may become subject to taxation of our income and/or may become a passive foreign investment company.

Risks Related to an Investment in a Marshall Islands Corporation

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As a foreign private issuer we are entitled to claim an exemption from certain Nasdaq corporate governance standards, and to the extent we rely on this exemption, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

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We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law or a bankruptcy act, and it may be difficult to enforce service of process and judgments against us and our officers and directors.

Risks Related to our Common Shares and this Offering

•	Our Common Shares may be delisted from trading on the Nasdaq Capital Market, including due to failure to comply with Nasdaq’s minimum bid price requirement of $1.00 per share.

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You may experience future dilution as a result of future equity offerings and other issuances of our Common Shares, preferred stock or other securities, including upon conversion of our Series A Convertible Preferred Shares and exercise of our outstanding warrants. Our Series A Convertible Preferred Shares, Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants contain terms providing for adjustments to the price and number of shares issuable thereunder upon the occurrence of certain events, including share issuances and in connection with stock splits. We expect equity financings to be a significant component of the financing for our fleet growth plan.

•	Imperial Petroleum will be able to exert considerable control over matters on which our shareholders are entitled to vote.

•	We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

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The Class D Warrants, Class E Warrants and pre-funded warrants are speculative in nature and purchasers of our Class D Warrants and Class E Warrants will not have any rights of Common Shareholders until such Class D Warrants, Class E Warrants or pre-funded warrants are exercised.

Risks Related to our Industry

Charter rates for dry bulk vessels, including handysize vessels, are volatile and may decrease in the future, which may adversely affect our earnings and our financial condition.

The dry bulk shipping industry continues to be cyclical with high volatility in charter rates and profitability among the various types of dry bulk vessels, including handysize vessels which comprise our entire drybulk fleet. The Baltic Dry Index (the “BDI”), an index published by The Baltic Exchange of shipping rates for key drybulk routes, declined in 2020, principally as a result of the global economic slowdown caused by the COVID-19 pandemic. Strong global growth and increased infrastructure spending led to a rise in demand for commodities, which combined with a historically low orderbook and port delays and congestion, resulted in an increase in BDI in 2021 and the first half of 2022, before moderating and declining significantly in the second half of 2022 as port congestion eased and Chinese demand for drybulk commodities weakened. The BDI increased in the second half of 2023 and the first half of 2024 due in part to disruptions that lengthened sailing distances, including trading pattern disruptions related to Russian sanctions, transit restrictions at the Panama Canal due to low water levels and vessels re-routing away from the Red Sea and Suez Canal due to Houthi attacks on ships, before again declining to relatively low levels, which continued to prevail in in the first quarter of 2025, as demand for commodities weakened. On November 30, 2025, the BDI stood at 2,560 compared to 1,354 one year earlier.

The factors affecting the supply and demand for drybulk vessels are outside of our control and are difficult to predict. As a result, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for drybulk vessel capacity include:

•	demand for and production of drybulk products;

•	supply of and demand for energy resources and commodities;

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global and regional economic and political conditions, including weather, natural or other disasters (such as the COVID-19 pandemic), armed conflicts (including the conflicts in Ukraine and Gaza and Houthi attacks in the Red Sea and Gulf of Aden), terrorist activities and strikes;

•	environmental and other regulatory developments;

•	the location of regional and global exploration, production and manufacturing facilities of the sourcing materials and the distance drybulk cargoes are to be moved by sea;

•	changes in seaborne and other transportation patterns including shifts in the location of consuming regions for energy resources, commodities, and transportation demand for drybulk transportation;

•	international sanctions, embargoes, import and export restrictions, including tariffs imposed by the U.S. and other countries, nationalizations and wars, including the conflict in Ukraine and Gaza;

•	natural disaster and weather;

•	trade disputes or the imposition of tariffs, including those imposed by the United States or other countries, on various commodities that could affect the international trade; and

•	currency exchange rates.

Factors that influence the supply of drybulk vessel capacity include:

•	the size of the newbuilding orderbook;

•	the prevailing and anticipated freight rates which in turn affect the rate of newbuilding;

•	availability of financing for new vessels;

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the number of newbuild deliveries, including slippage in deliveries, which, among other factors, relates to the ability of shipyards to deliver newbuilds by contracted delivery dates and the ability of purchasers to finance such newbuilds;

•	the scrapping rate of older vessels, depending, amongst other things, on scrapping rates and international scrapping regulations;

•	health crises, such as the COVID-19 pandemic, and related factors, including port lockdowns, higher crew cost and travel restrictions imposed by governments around the world;

•	port and canal congestion;

•	the speed of vessel operation which may be influenced by several reasons including energy cost and environmental regulations;

•	sanctions;

•	the number of vessels that are in or out of service, delayed in ports for several reasons, laid-up, dry docked awaiting repairs or otherwise not available for hire, including due to vessel casualties;

•	changes in environmental and other regulations that may limit the useful lives of vessels or effectively cause reductions in the carrying capacity of vessels or early obsolescence of tonnage; and

•	ability of the Company to maintain environmental, social and governance (“ESG”) practices acceptable to customers, regulators and financing sources.

Factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions. We anticipate that the future demand for our drybulk vessels and, in turn, drybulk charter rates, will be dependent, among other things, upon economic growth in the world’s economies, seasonal and regional changes in demand, changes in the capacity of the global drybulk vessel fleet and the sources and supply of drybulk cargo to be transported by sea. Fleet inefficiencies, including due to sanctions on Russian energy and disruptions related to vessels re-routing away from the Red Sea, Gulf of Aden and Suez Canal due to Houthi attacks on ships, have resulted in significant lengthening of average sailing distances and, as a result, have increased vessel employment rates in excess of cargo demand at times in recent years; such fleet inefficiencies and resulting support for drybulk charter rates may not continue.

A decline in demand for commodities transported in drybulk vessels or an increase in supply of drybulk vessels could cause a significant decline in charter rates, which could materially adversely affect our business, financial condition and results of operations. There can be no assurance as to the sustainability of future economic growth, if any, due to unexpected demand shocks.

The tanker industry is cyclical and volatile, which may adversely affect our earnings and available cash flow.

The tanker industry is both cyclical and volatile in terms of charter rates and profitability. Periodic adjustments to the supply of and demand for crude oil tankers cause the industry to be cyclical in nature. We expect continued volatility in market rates for our tanker in the foreseeable future with a consequent effect on our short and medium-term liquidity. A worsening of current global economic conditions may cause tanker charter rates to decline and thereby adversely affect our ability to charter or re-charter our vessels and any renewal or replacement charters that we enter into, may not be sufficient to allow us to operate our vessels profitably. In addition, the conflict in Ukraine is disrupting energy production and this conflict, as well Houthi attacks on vessels, are disrupting trade patterns, including shipping in the Black Sea, the Red Sea, Gulf of Aden and elsewhere, and the impact of these events on energy prices and tanker rates, which initially increased, is uncertain. Fluctuations in charter rates and vessel values result from changes in the supply and demand for tanker capacity and changes in the supply and demand for oil and oil products. The factors affecting the supply and demand for tankers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

The factors that influence demand for tanker capacity include:

•	supply and demand for energy resources and oil and petroleum products;

•	regional availability of refining capacity and inventories compared to geographies of oil production regions;

•	national policies regarding strategic oil inventories (including if strategic reserves are set at a lower level in the future as oil decreases in the energy mix);

•	global and regional economic and political conditions, including armed conflicts, terrorist activities, embargoes and strikes;

•	currency exchange rates;

•	the distance over which oil and oil products are to be moved by sea;

•	changes in seaborne and other transportation patterns;

•	changes in governmental or maritime self-regulatory organizations’ rules and regulations or actions taken by regulatory authorities;

•	environmental and other legal and regulatory developments;

•	weather and natural disasters;

•	developments in international trade, including those relating to the imposition of tariffs by the United States or other countries;

•	competition from alternative sources of energy; and

•	international sanctions, embargoes, import and export restrictions, nationalizations and wars.

The factors that influence the supply of tanker capacity include:

•	supply and demand for energy resources and oil and petroleum products;

•	demand for alternative sources of energy;

•	environmental regulations that may affect the technology and fuel of vessels

•	the number of newbuilding orders and deliveries, including slippage in deliveries;

•	the number of vessel casualties;

•	technological advances in tanker design and capacity;

•	the number of shipyards and ability of shipyards to deliver vessels;

•	availability of financing for new vessels and shipping activity;

•	the degree of scrapping or recycling rate of older vessels, depending, amongst other things, on scrapping or recycling rates and international scrapping or recycling regulations;

•	price of steel and vessel equipment;

•	the number of conversions of tankers to other uses or conversions of other vessels to tankers;

•	the number of product tankers trading crude or “dirty” oil products (such as fuel oil);

•	the number of vessels that are out of service, namely those that are laid up, drydocked, awaiting repairs or otherwise not available for hire;

•	changes in government and industry environmental and other regulations that may limit the useful lives of tankers and environmental concerns and regulations;

•	product imbalances (affecting the level of trading activity);

•	developments in international trade, including refinery additions and closures;

•	port or canal congestion; and

•	speed of vessel operation

In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance costs, insurance coverage costs, the efficiency and age profile of the existing tanker fleet in the market, and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions. The effective supply of tankers has been impacted in recent years by the impact of sanctions and trade pattern disruptions, including vessels currently continuing to reroute away from the Red Sea, Gulf of Aden and Suez Canal due to Houthi attacks on ships. These factors resulted in fleet inefficiencies and support for tanker charter rates, which may not continue.

We anticipate that the future demand for our tankers will be dependent upon economic growth in the world’s economies, seasonal and regional changes in demand, changes in the capacity of the global tanker fleet and the sources and supply of oil and petroleum products to be transported by sea. Given the number of new tankers currently on order with shipyards, the capacity of the global tanker fleet seems likely to increase and there can be no assurance as to the timing or extent of future economic growth. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.

Declines in oil and natural gas prices for an extended period of time, or market expectations of potential decreases in these prices, could negatively affect our future growth in the tanker sector. Sustained periods of low oil and natural gas prices typically result in reduced exploration and extraction because oil and natural gas companies’ capital expenditure budgets are subject to cash flow from such activities and are therefore sensitive to changes in energy prices. These changes in commodity prices can have a material effect on demand for our services, and periods of low demand can cause excess vessel supply and intensify the competition in the industry, which often results in vessels, particularly older and less technologically-advanced vessels, being idle for long periods of time. We cannot predict the future level of demand for our services or future conditions of the oil and natural gas industry. Any decrease in exploration, development or production expenditures by oil and natural gas companies could reduce our revenues and materially harm our business and results of operations.

If global economic conditions weaken, particularly in Europe, the United States or the Asia Pacific region, it could have a material adverse effect on our business, financial condition and results of operations.

Global economic conditions impact worldwide demand for various goods and commodities and, thus, drybulk and tanker shipping. The current macroeconomic environment is characterized by significant inflation, causing the U.S. Federal Reserve and other central banks to increase interest rates, which may raise the cost of capital, increase operating costs and reduce economic growth, disrupting global trade and shipping. Political events such as the continued global trade war between the U.S. and China, the expansion of U.S. tariffs and trade protectionism policies to nearly all other countries, and other policies that the new U.S. administration has stated, such as demands related to the operation of the Panama Canal, as well as ongoing conflicts throughout the world, such as those in Ukraine and in the Middle East, including Houthi attacks on ships in the Red Sea and the Gulf of Aden, may disrupt global supply chains and negatively impact globalization and global economic growth. Weakened global economic conditions could disrupt financial markets, and may lead to weaker consumer demand in the European Union, the United States and other parts of the world which could have a material adverse effect on our business.

Beginning in February of 2022, President Biden and several European leaders announced various economic sanctions against Russia in connection with the aforementioned conflicts in the Ukraine region, which may adversely impact our business. Our business could also be adversely impacted by trade tariffs, trade embargoes or other economic sanctions that limit trading activities by the United States or other countries against countries in the Middle East, Asia or elsewhere as a result of terrorist attacks, hostilities or diplomatic or political pressures. On March 8, 2022, President Biden issued an executive order prohibiting the import of certain Russian energy products into the United States, including crude oil, petroleum, petroleum fuels, oils, liquefied natural gas and coal. Additionally, the executive order prohibits any investments in the Russian energy sector by US persons, among other restrictions.

The U.K. formally exited the EU on January 31, 2020 (informally known as “Brexit). On December 24, 2020, the U.K. and EU entered into a trade and cooperation agreement (the “Trade and Cooperation Agreement”), which was entered into force on May 1, 2021 following ratification by the EU. Brexit has led to ongoing political and economic uncertainty and periods of increased volatility in both the U.K. and in wider European markets for some time. Brexit’s long-term effects will depend on the effects of the implementation and application of the Trade and Cooperation Agreement and any other relevant agreements between the U.K. and EU. Brexit has also given rise to calls of other EU member states’ governments to consider withdrawal. These developments and uncertainties, or the perception that they may occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Additionally, Brexit or similar events in other jurisdictions, could impact global markets, including foreign exchange and securities markets. The foregoing factors could depress economic activity and restrict our access to capital, causing a material adverse effect on our business and on our consolidated financial position, results of operations and our ability to pay distributions.

Economic slowdown in the Asia Pacific region, particularly in China, may have a material adverse effect on us, as we anticipate a significant number of the port calls made by our vessels may again in the future involve the loading or discharging of dry bulk commodities in ports in the Asia Pacific region. Port calls in China represented 11% and 6% of our worldwide port calls in 2021 and 2022, respectively, and revenues from Chinese charterers represented less than 10% of our revenues in 2021 and 2022, respectively. During 2023 and 2024, there were no port calls in China and no revenues from Chinese charterers. Changes in the economic conditions of China, and policies adopted by the government to regulate its economy, including with regards to tax matters and environmental concerns (such as achieving carbon neutrality), and their implementation by local authorities could affect our vessels that are either chartered to Chinese customers or that call to Chinese ports, our vessels that undergo dry docking at Chinese shipyards and any financial institutions with whom we enter into financing agreements, and could have a material adverse effect on our business, results of operations and financial condition.

While global economic conditions have generally improved, relatively weak global economic conditions have had and may continue to have a number of adverse consequences for dry bulk, tankers and other shipping sectors, including, among other things; low charter rates, particularly for vessels employed on short-term time charters or in the spot market; decreases in the market value of dry bulk and tanker vessels and limited secondhand market for the sale of vessels; limited financing for vessels; widespread loan covenant defaults; and declaration of bankruptcy by certain vessel operators, vessel owners, shipyards and charterers. The occurrence of one or more of these events could have a material adverse effect on our business, results of operations, cash flows and financial condition.

An over-supply of drybulk vessel capacity may depress the current charter rates and, in turn, adversely affect our profitability.

The market supply of drybulk vessels increased due to the high level of new deliveries in recent years. Drybulk newbuildings were delivered in significant numbers starting at the beginning of 2006 and continued to be delivered in significant numbers through 2017, before declining to more moderate levels of newbuilding deliveries. In addition, the drybulk newbuilding orderbook may increase in proportion to the existing fleet. Even though the overall level of the orderbook has declined over the past years, an over-supply of drybulk vessel capacity could depress the current charter rates. Factors that influence the supply of vessel capacity include:

•	number of new vessel deliveries;

•	scrapping rate of older vessels;

•	vessel casualties;

•	price of steel;

•	number of vessels that are out of service;

•	vessels’ average speed;

•	changes in environmental and other regulations that may limit the useful life of vessels; and

•	port or canal congestion.

If drybulk vessel capacity increases but the demand for vessel capacity does not increase or increases at a slower rate, charter rates could materially decline, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The tanker industry is highly dependent upon the crude oil and petroleum products industries.

The employment of our subsidiaries’ vessels is driven by the availability of, and demand for, crude oil and petroleum products, the availability of modern tanker capacity and the scrapping, conversion, or loss of older vessels. Historically, the world oil and petroleum markets have been volatile and cyclical because of the many conditions and events that affect the supply, price, production and transport of oil, including:

•	increases and decreases in the demand and price for crude oil and petroleum products;

•	availability of crude oil and petroleum products;

•	demand for crude oil and petroleum product substitutes, such as natural gas, coal, hydroelectric power and other alternate energy that may, among other things, be affected by environmental regulation;

•	actions taken by OPEC and major oil producers and refiners;

•	political turmoil in or around oil producing nations;

•	global and regional political and economic conditions;

•	developments in international trade;

•	international trade sanctions;

•	environmental factors;

•	natural catastrophes;

•	terrorist acts;

•	weather; and

•	changes in seaborne and other transportation patterns.

In the event that an economic slowdown, whether as a result of recent imposition of tariffs by the U.S. and other countries or otherwise, results in a persistent stagnation or decline in demand and the long-term trend falters, the production of, and demand for crude oil and petroleum products will encounter pressure which could lead to a decrease in shipments of these products, and consequently this would have an adverse impact on the employment of our vessels, and the charter rates that they command, as was the case from the second half of 2020, until the second quarter of 2022.

Also, if oil prices decline to uneconomic levels for producers, whether as a result of global economic weakness resulting from the escalating trade wars resulting from U.S. tariff announcements or otherwise, it may lead to declining output.

As a result of any reduction in demand or output, the charter rates that we earn from our vessels employed on charters related to market rates may decline to low levels, and possibly remain at low levels for a prolonged period, as was the case for most periods during the preceding ten years.

An over-supply of tankers may lead to a reduction in charter rates, vessel values and profitability.

The market supply of tankers is affected by a number of factors, such as supply and demand for energy resources, including oil and petroleum products, supply and demand for seaborne transportation of such energy resources, and the current and expected purchase orders for new-buildings. While currently the orderbook for tankers is at low levels compared to historical standards, if the capacity of new tankers delivered exceeds the capacity of such vessel types being scrapped and converted to non-trading vessels, global fleet capacity will increase. If the supply of tanker capacity, for the vessel class sizes comprising our fleet in particular, increases, and if the demand for the capacity of such vessel types decreases, or does not increase correspondingly, charter rates could materially decline. A reduction in charter rates and the value of our tankers may have a material adverse effect on our results of operations.

The market value of drybulk and tanker vessels is highly volatile, and the market values of our vessels may decline and over time may fluctuate significantly. When the market values of our vessels are low, we may incur a loss on sale of a vessel or record an impairment charge, which may adversely affect our profitability.

The market value of drybulk and tanker vessels is highly volatile, and the market value of our vessels may fluctuate significantly, and could experience significant declines. The market values of our vessels are subject to potential significant fluctuations depending on a number of factors including:

•	general economic and market conditions affecting the shipping industry, and the drybulk or tanker industry, as applicable, in particular;

•	age, sophistication and condition of our vessels;

•	types and sizes of vessels;

•	availability of other modes of transportation;

•	cost and delivery of schedules for new-buildings;

•	environmental and other regulations;

•	supply and demand for drybulk cargoes, in the case of our drybulk vessels;

•	the prevailing level of drybulk carrier charter rates, in the case of our drybulk vessels;

•	supply and demand for oil, in the case of our tanker;

•	the prevailing level of crude oil tanker rates, in the case of our tanker; and

•	technological advances.

If we sell vessels, the sale may be for less than the vessel’s carrying value in our financial statements, resulting in a reduction in profitability. Furthermore, if vessel values or anticipated future cash flows experience declines, we may have to record an impairment adjustment in our financial statements, which would also result in a reduction in our profits. If we enter into loan agreements in the future to finance or refinance our vessels, and the market value of our fleet subsequently declines, we may not be in compliance with certain provisions of these loan agreements and we may not be able to refinance our debt or obtain additional financing. The loss of our vessels would mean we could not run our business.

Increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our ESG policies may impose additional costs on us or expose us to additional risks.

Companies across all industries, including the shipping industry, are facing increased scrutiny relating to their ESG policies. Investor advocacy groups, certain institutional investors, investment funds, lenders and other market participants are increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. The increased focus and activism related to ESG and similar matters may hinder access to capital, as investors and lenders may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. Companies which do not adapt to or comply with investor, lender or other industry shareholder expectations and standards, which are evolving, or which are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, may suffer from reputational damage and the business, financial condition, and/or the stock price of such a company could be materially and adversely affected. As a result, we may be required to implement more stringent ESG procedures or standards so that we continue to have access to capital and our existing and future investors and lenders remain invested in us and make further investments in us.

Specifically, we may face increasing pressures from investors, lenders and other market participants, who are increasingly focused on climate change, to prioritize sustainable energy practices, reduce our carbon footprint and promote sustainability. Additionally, certain investors and lenders may exclude shipping companies, such as us, from their investing portfolios altogether due to environmental, social and governance factors. If we are faced with limitations in the debt and/or equity markets as a result of these concerns, or if we are unable to access alternative means of financing on acceptable terms, or at all, we may be unable to access funds to implement our business strategy or service our indebtedness, which could have a material adverse effect on our financial condition and results of operations.

If we cannot meet our charterers’ quality and compliance requirements, including regulations or costs associated with the environmental impact of our vessels, we may not be able to operate our vessels profitably which could have an adverse effect on our future performance, results of operations, cash flows and financial position.

Customers have a high focus on quality, emissions and compliance standards with their suppliers across the entire value chain, including shipping and transportation. There is also increasing focus on the environmental footprint of marine transportation. We are required to maintain operating standards for all of our vessels that emphasize operational safety, quality maintenance, continuous training of our officers and crews and compliance with United States and international regulations, and are subject vetting processes conducted by prospective charterers. In addition, RightShip, which is a voluntary compliance requirement but a desirable chartering verifier among top charterers, is also demanding compliance with their standards regarding environmental acceptability based on a number of variables and factors important in the maritime industry. If we or our manager, or other affiliated entities, including Stealth Maritime, StealthGas or Imperial Petroleum, are rated low or otherwise perform poorly on RightShip evaluations or other vetting processes conducted by charterers, it could lead to the loss of approval to conduct business with us and in turn the loss of revenue under existing charters or future chartering opportunities.

Our continuous compliance with existing and new standards and quality requirements is vital for our operations. Related risks could materialize in multiple ways, including a sudden and unexpected breach in quality and/or compliance concerning one or more vessels and/or a continuous decrease in the quality concerning one or more vessels occurring over time. For instance, in June 2021, the IMO, working with the Marine Environmental Protection Committee, passed amendments to Annex VI aimed at reducing carbon emissions produced by vessels and include two new metrics for measuring a vessel’s overall energy efficiency and actual carbon dioxide emissions: Energy Efficiency Existing Shipping Index (“EEXI”) and Carbon Intensity Indicator (“CII”). If our vessels are only able to comply with the maximum EEXI and CII thresholds by reducing their speed, our vessels may be less attractive to charterers, and we may only be able to charter our vessels for lower charter rates or to less creditworthy charters, if we are able to do so at all. Non-compliance by us, either suddenly or over a period of time, or an increase in requirements by our charterers above and beyond what we deliver, may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

We are subject to regulations and liability under environmental laws that require significant expenditures, which can affect the ability and competitiveness of our vessels to trade, our results of operations and financial condition.

Our business and the operation of our vessels are regulated under international conventions, national, state and local laws and regulations in force in the jurisdictions in which our vessels operate, as well as in the country or countries of their registration, in order to protect against potential environmental impacts. Regulations of vessels, particularly environmental regulations have become more stringent and are expected to be further revised and become stricter in the future, including air emissions (nitrogen and sulfur oxides, particulate matter, etc.), marine pollution, BWTS implementation, GHG emissions, etc. As a result, significant capital expenditures may be required on our vessels to keep them in compliance, and we may be required to pay increased prices for newbuild and secondhand vessels that meet these requirements. See “Business—Environmental and Other Regulations” for more information.

In addition, the heightened environmental, quality and security concerns of the public, regulators, insurance underwriters, financing sources and charterers may generally lead to additional regulatory requirements, including enhanced risk assessment and security requirements, greater inspection, and safety requirements on all vessels in the marine transportation markets and possibly restrictions on the emissions of greenhouse gases from the operation of vessels. These requirements are likely to add incremental costs to our operations and the failure to comply with these requirements may affect the ability of our vessels to obtain and, possibly, collect on insurance or to obtain the required certificates for entry into the different ports where we operate. We could also incur material liabilities, including cleanup obligations and claims for natural resource, personal injury and property damages in the event that there is a release of petroleum or other hazardous materials from our vessels or otherwise in connection with our operations. Violations of, or liabilities under, environmental regulations can result in substantial penalties, fines and other sanctions, including, in certain instances, seizure or detention of our vessels. Any such actual or alleged environmental laws regulations and policies violation, under negligence, willful misconduct or fault, could result in substantial fines, civil and/or criminal penalties or curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management. Events of this nature would have a material adverse effect on our business, financial condition and results of operations.

Environmental regulations in relation to climate change and greenhouse gas (“GHG”) emissions may increase operational and financial restrictions, and environmental compliance costs and our non–scrubber fitted vessels may face difficulties in competing with scrubber-fitted vessels.

GHG reduction measures adopted, or further additional measures to be adopted by the IMO, EU and other jurisdictions for achieving 2030 goals may impose operational and financial restrictions, carbon taxes or an emission trading system on less efficient vessels starting from 2023, gradually affecting younger vessels, even newbuilds after 2030, reducing their trade and competitiveness, increasing their environmental compliance costs, imposing additional energy efficiency investments, or even making such vessels obsolete. This or other developments may lead to environmental taxation affecting less energy efficient vessels, reduce their trade and competitiveness and make certain vessels in our fleet obsolete, which may have a material adverse effect on our business, financial condition and results of operations. See “Business—Environmental and Other Regulations” for more information.

Our vessels are not retrofitted with scrubbers and need to use low sulfur fuel containing 0.5% sulfur content, which is currently more expensive than standard marine fuel containing 3.5% sulfur content. If the cost differential between low sulfur fuel and high sulfur fuel is significantly higher than anticipated, or if low sulfur fuel is not available at ports on certain trading routes, it may not be feasible or competitive to operate vessels on certain trading routes without installing scrubbers or without incurring deviation time to obtain compliant fuel. Our vessels may therefore face difficulties in competing with vessels equipped with scrubbers.

Our vessels are subject to periodic inspections by a classification society.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention. Our fleet is currently classed with Lloyds Register of Shipping and Bureau Veritas.

A vessel must undergo annual surveys, intermediate surveys and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Our vessels are on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be dry docked every two to three years for inspection of the underwater parts of such vessel. However, for vessels not exceeding 15 years that have means to facilitate underwater inspection in lieu of dry docking, the dry docking may be skipped and be conducted concurrently with the special survey.

If a vessel does not maintain its class and/or fails any annual survey, intermediate survey or special survey, the vessel will be unable to trade between ports and will be unemployable; we would then be in violation of covenants in our insurance contracts, and any future loan agreements or other financing arrangements. This would adversely impact our operations and revenues.

Changes in fuel, or bunker, prices may adversely affect profits.

While we do not bear the cost of fuel or bunkers under time charters, fuel is a significant expense in our shipping operations when vessels are deployed under spot charters. The cost of fuel, including the fuel efficiency or capability to use lower priced fuel, can also be an important factor considered by charterers in negotiating charter rates. Changes in the price of fuel may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the OPEC (“Organization of Petroleum Exporting Countries”) and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Furthermore, fuel may become significantly more expensive in the future, which may reduce our profitability. In addition, on January 1, 2020, of the 0.5% global sulfur cap in marine fuels used by vessels that are not equipped with scrubbers under the International Convention for Prevention of Pollution from Ships (“MARPOL”) Annex VI entered into force. Our vessels are not retrofitted with scrubbers and need to use this low sulfur fuel containing 0.5% sulfur content, which is currently more expensive than standard marine fuel containing 3.5% sulfur content. If the cost differential between low sulfur fuel and high sulfur fuel increases, or if low sulfur fuel is not available at ports on certain trading routes, this may adversely affect our expenses for vessels operating in the sport market and the competitiveness of our vessels. See “—Environmental regulations in relation to climate change and greenhouse gas (“GHG”) emissions may increase operational and financial restrictions, and environmental compliance costs, and our non–scrubber fitted vessels may face difficulties in competing with scrubber-fitted vessels.” In addition, this may lead to changes in the production quantities and prices of different grades of marine fuel by refineries and introduces an additional element of uncertainty in fuel markets, which could result in additional costs and adversely affect our cash flows, earnings and results from operations.

Maritime claimants could arrest our vessels, which could interrupt our cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and others may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of funds to have the arrest lifted.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our ships or, possibly, another vessel managed by Brave Maritime.

Governments could requisition our vessels during a period of war or emergency, resulting in loss of revenues.

A government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition our vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels would adversely impact our operations and revenues, thereby resulting in loss of revenues.

Risks involved with operating ocean-going vessels could affect our business and reputation, which would adversely affect our revenues and stock price.

The operation of an ocean-going vessel carries inherent risks. These risks include the possibility of:

•	marine accident or disaster;

•	piracy and terrorism;

•	explosions;

•	environmental accidents;

•	pollution;

•	loss of life;

•	cargo and property losses or damage; and

•	business interruptions caused by mechanical failure, human error, war, political action in various countries, labor strikes or adverse weather conditions.

Any of these circumstances or events could increase our costs or lower our revenues. The involvement of our vessels in a serious accident could harm our reputation as a safe and reliable vessel operator and lead to a loss of business.

The operation of drybulk vessels has particular operational risks.

The operation of drybulk vessels has certain unique risks. With a drybulk vessel, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk vessels are often subjected to battering treatment during discharging operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during discharging procedures may affect a vessel’s seaworthiness while at sea. Hull fractures in drybulk vessels may lead to the flooding of the vessels’ holds. If a drybulk vessel suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads, leading to the loss of a vessel. If we are unable to adequately maintain our drybulk vessels and other vessels we may acquire, we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, and results of operations.

Our vessels may suffer damage and we may face unexpected repair costs, which could affect our cash flow and financial condition. If our vessels suffer damages, they may need to be repaired at a shipyard facility. The costs of repairs are unpredictable and can be substantial. For example, the conflict in Ukraine may increase the risk that our vessels may suffer damages or face unexpected repair costs, and increase the cost of war risk insurance premiums. We may have to pay repair costs that our insurance does not cover. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, would have an adverse effect on our cash flow and financial condition. We do not intend to carry business interruption insurance.

Acts of piracy on ocean-going vessels could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Indian Ocean and in the Gulf of Aden, off the coast of Somalia. If these piracy attacks occur in regions in which our vessels are deployed and are characterized by insurers as “war risk” zones, as the Gulf of Aden continues to be, or Joint War Committee “war and strikes” listed areas, premiums payable for such coverage, for which we are responsible with respect to vessels employed on spot charters, but not vessels employed on time charters, could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including employing onboard security guards, could increase in such circumstances. We usually employ armed guards on board the vessels on time and spot charters that transit areas where Somali pirates operate. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition and results of operations.

World events, including terrorist attacks, international hostilities and potential disruption of shipping routes due to events outside of our control, including the conflict in Ukraine, could negatively affect our results of operations and financial condition.

We conduct most of our operations outside of the U.S. and our business, results of operations, cash flows, financial condition and ability to pay dividends, if any, in the future may be adversely affected by changing economic, political and government conditions in the countries and regions where our vessels are employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political conflicts, including the current political instability in the Middle East, North Africa and other countries and geographic areas, terrorist or other attacks and war or international hostilities. Terrorist attacks and the continuing response of the U.S. and others to these attacks, as well as the threat of future terrorist attacks around the world, continues to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. Continuing conflicts and recent developments in the Middle East, including the Israeli-Palestinian conflict, the escalation of conflict between Russia and Ukraine, and the presence of U.S. or other armed forces in Iraq, Syria, Afghanistan and various other regions, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. These types of attacks have also affected vessels trading in regions such as the Black Sea, South China Sea and the Gulf of Aden off the coast of Somalia. The Company is still taking ships through the Suez Canal, and there is a high risk that Houthis might attack our vessels. Although our vessels are insured, there is a risk that insurers may deny cover, or delay payment if an attack does take place, which attack could destroy our ships or partially damage them. The IMO’s extraordinary council session held on 10th and 11th March 2022, addressed the impacts on shipping and seafarers, as a result of the conflict in the Black Sea and the Sea of Azov. The IMO called for the need to preserve the integrity of maritime supply chains and the safety and welfare of seafarers and any spillover effects of the military action on global shipping, logistics and supply chains, in particular the impacts on the delivery of commodities and food to developing nations and the impacts on energy supplies. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

The conflict in Ukraine, and the economic sanctions imposed by the EU, U.S. and other countries in response to Russian action, is disrupting energy production and trade patterns, including shipping in the Black Sea and elsewhere, and its impact on energy prices and tanker rates, which initially have increased, is uncertain. Some of these sanctions and executive orders target the Russian oil sector, including a prohibition on the import of oil from Russia to the United States or the United Kingdom, and the European Union’s recent ban on Russian crude oil and petroleum products which took effect in December 2022 and February 2023, respectively, as well as a price cap on Russian oil of $60 per barrel. Prior to the war, Russia exported approximately 5.5 mbpd of seaborne crude oil and refined petroleum products to the EU, USA, South Korea and Japan. After February 2023, Russia is exporting less than 0.4 mbpd to these countries. The price of crude oil (Brent) initially traded above $100 per barrel as a result of the war and escalating tensions in the region and fears of potential shortages in the supply of Russian crude oil but has since come down and, as of October 1, 2025, was trading at $65.70 per barrel (Brent). Russian crude oil is restricted for export, due to the extension of economic sanctions, and has also been impacted by boycotts and general sentiment, which could result in a reduction in the supply of crude oil and refined petroleum products cargoes available for transportation and, while initially tanker rates have increased, this could negatively impact tanker charter rates over the longer term. In addition, higher oil prices could reduce demand for oil and refined petroleum products, including in the event of any slowdown in the global economy due such high oil prices or the impact of economic sanctions or geopolitical tensions and uncertainty, and in turn reduce demand for tankers and tanker charter rates. A slowdown in the global economy would also negatively affect the demand for products and commodities transported by dry bulk vessels, which would then negatively affect the charter rates for such vessels. The war in Ukraine is also impacting trade flows on drybulk vessels and for a range of commodities. Some of these changes in trade flows could positively affect the demand for vessels, other trade flow changes might negatively affect the vessel demand, such as reduced grain exports ex Ukraine. The conflict may also impact various costs of operating our business, such as bunker expenses, for which we are responsible when our vessels operate in the spot market, which have increased with higher oil prices, war risk insurance premiums and crewing services, as Russia and the Ukraine are significant sources of crews, which may be disrupted or more expensive.

In addition, our vessels carry lawful cargoes originating in Russia, in compliance with existing sanctions, oil majors and other charterers may elect not to charter our vessels simply for doing business with companies that do lawful business in Russia. In addition, it may not be possible for us to obtain war risk insurance for any vessel loading Russian origin cargoes, in which case our vessels would not be allowed to call Russian ports and thereby impacting the vessels’ future trading pattern and earnings.

The situation in Ukraine, and the global response, continues to evolve and its impact on energy supply and demand, energy prices and tanker operations and charter rates remains subject to considerable uncertainty, which could adversely impact our business, results of operations and financial condition.

A decrease in the level of export of commodities, or an increase in trade protectionism globally, including as a result of tariffs imposed by the United States or other countries, could have a material adverse impact on our business, financial condition, results of operations and cash flows.

Our operations expose us to the risk that increased trade protectionism from the United States, China or other nations adversely affect our business. Governments may turn to trade barriers to protect or revive their domestic industries in the face of foreign imports, thereby depressing the demand for shipping. Restrictions on imports, including in the form of tariffs, could have a major impact on global trade and demand for shipping. Trade protectionism in the markets that our charterers serve may cause an increase in the cost of exported goods, the length of time required to deliver goods and the risks associated with exporting goods and, as a result, a decline in the volume of exported goods and demand for shipping. Due to the interconnected nature of the global supply chain for many products, these policies could impact imports and exports from countries not directly imposing or subject to tariffs.

Tensions over trade and other matters remain high between the U.S. and China. In recent years, the United States instituted large tariffs on a wide variety of goods, including from China, which led to retaliatory tariffs from leaders of other countries including China, and the new U.S. administration, led by President Trump, has announced the intention to use tariffs extensively as a policy tool. The United States has recently imposed blanket 10% tariffs on virtually all imports to the U.S. and significantly higher tariffs applicable to imports from many countries, including tariffs aggregating 145% on imports from China, plus tariffs on specific goods of between 7.5% and 100%, which have resulted in other countries imposing additional tariffs on imports from the U.S., including additional tariffs of 125% on imports from the U.S., announced by China. On April 9, 2025, the U.S. announced a temporary pause on its tariffs applicable to many countries, while increasing the tariffs applicable to imports from China, with the U.S. subsequently announcing the imposition of substantial tariffs, well in excess of the blanket 10% tariff threshold previously announced, on numerous countries and specific goods effective from August 8, 2025. The new U.S. administration has threatened to continue to broadly impose tariffs, which could lead to corresponding punitive actions by the countries with which the U.S. trades. In April 2025, the U.S. also announced that it would impose additional port fees, which became effective from October 14, 2025, requiring Chinese shipping companies to pay up to $1 million per port call and those operating

Chinese-built vessels to be charged up to $1.5 million per U.S. port call, depending on the percentage of vessels in their fleet built at Chinese shipyards or newbuilding orders with Chinese shipyards. On October 10, 2025, China announced port fees, effective October 14, 2025, on vessels built in the U.S., flying the U.S. flag or owned or operated by U.S. enterprises, other organizations, or individuals, including those in which U.S. enterprises, other organizations, or individuals directly or indirectly hold 25% or more of the equity (voting rights or board seats), in the following amounts: per voyage: (1) from October 14, 2025: RMB 400 per net ton; (2) from April 17, 2026: RMB 640 per net ton; (3) from April 17, 2027: RMB 880 per net ton; and (4) from April 17, 2028: RMB 1,120 per net ton. The U.S. and Chinese fees are charged up to five times per year, per vessel. On October 30, 2025, the U.S. and China each announced that these port fees would be suspended for a one-year period. It is unknown the effect that these port fees, the implementation of which remains unclear, will have on us and our fleet or our industry generally. These policy pronouncements have created significant uncertainty about the future relationship between the United States and China, Canada, Mexico, the E.U. and other exporting countries, including with respect to trade policies, treaties, government regulations and tariffs, and has led to concerns regarding the potential for an extended trade war. Protectionist developments, or the perception they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade and, in particular, trade between the United States and other countries, including China, which could adversely and materially affect our business, results of operations, and financial condition.

Our vessels are deployed on routes involving seaborne trade in and out of emerging markets, and our charterers’ business revenue may be derived from the shipment of goods from Asia to various overseas export markets, including the United States and Europe. Any reduction in or hindrance to the output of Asia-based exporters could have a material adverse effect on the growth rate of Asia’s exports and on our charterers’ business.

The employment of our drybulk vessels and the respective revenues depend on the international shipment of raw materials and commodities primarily to China, Japan, South Korea and Europe from North and South America, India, Indonesia, and Australia. Any reduction in or hindrance to the demand for such materials could negatively affect demand for our vessels and, in turn, harm our business, results of operations and financial condition. For instance, the government of China has implemented economic policies aimed at reducing the consumption of coal which may, in turn, result in a decrease in shipping demand. Similarly, the COVID-19 pandemic resulted in reduced economic activity due to lockdowns and lower demand for movement of raw materials.

Furthermore, the government of China has implemented economic policies aimed at increasing domestic consumption of Chinese-made goods and containing capital outflows. These policies may have the effect of reducing the supply of goods available for exports and the level of international trading and may, in turn, result in a decrease in demand for drybulk and oil shipping and the raw materials and commodities consumed in China. In addition, reforms in China for a gradual shift to a “market economy” including with respect to the prices of certain commodities, are unprecedented or experimental and may be subject to revision, change or abolition and if these reforms are reversed or amended, the level of imports to and exports from China could be adversely affected.

Any new or increased trade barriers or restrictions on trade, including as a result of tariffs imposed by the United States or other countries, would have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter payments to us and to renew and increase the number of their charters with us. Such adverse developments could in turn have a material adverse effect on our business, financial condition, results of operations, cash flow, and our ability to service or refinance any future debts.

Changes in labor laws and regulations, collective bargaining negotiations and labor disputes, and potential challenges for crew availability due to the conflict between Russia and Ukraine, could increase our crew costs and have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Crew costs are a significant expense for us under our charters. There is a limited supply of well-qualified crew. We bear crewing costs under our charters. Increases in crew costs may adversely affect our results of operations. In addition, labor disputes or unrest, including work stoppages, strikes and/or work disruptions or increases imposed by collective bargaining agreements covering the majority of our officers on board our vessels could result in higher personnel costs and significantly affect our financial performance. Furthermore, while we do not have any Ukrainian or Russian crew, the Company’s vessels currently do sail in the Black Sea and the Company otherwise conducts limited operations in Russia and Ukraine, the extent to which this will impact the Company’s future results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted. Changes in labor laws and regulations, collective bargaining negotiations and labor disputes, and potential shortage of crew due to the conflict between Russia and Ukraine, could increase our crew costs and have a material adverse effect on our business, results of operations, cash flows and financial condition.

In addition, our business and relationship with charterers may be adversely affected if we are unable to man our vessels with well-qualified crew for voyages in areas experiencing conflicts, including the Red Sea, the Gulf of Aden and other parts of the Middle East, or other turmoil, for which it may be difficult to find crew members willing to work on vessels for such voyages.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

Our vessels call in ports in certain geographic areas where smugglers attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims or penalties which could have an adverse effect on our business, results of operations, cash flows and financial condition.

Our vessels may call on ports located in countries that are subject to sanctions and embargoes imposed by the U.S. or other governments, which could adversely affect our reputation and the market for our Common Shares.

From time to time on charterers’ instructions, our vessels have called and may again call on ports located in countries subject to sanctions and embargoes imposed by the United States government and countries identified by the United States government as state sponsors of terrorism, such as Iran, Syria and North Korea. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time.

We believe all of our vessels port calls have been made in full compliance with applicable economic sanctions laws and regulations, including those of the United States, the EU and other relevant jurisdictions. Our charter agreements include provisions that restrict trades of our vessels to countries targeted by economic sanctions unless such transportation activities involving sanctioned countries are permitted under applicable economic sanctions and embargo regimes. Our ordinary chartering policy is to seek to include similar provisions in all of our period charters. Prior to agreeing to waive existing charter party restrictions on carrying cargoes to or from ports that may implicate sanctions risks, we ensure that the charterers have proof of compliance with international and U.S. sanctions requirements, or applicable licenses or other exemptions.

Although we believe that we are in compliance with all applicable sanctions and embargo laws and regulations and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may vary or may be subject to changing interpretations, and sanctions imposed by different countries conflict to some extent, and we may be unable to prevent our charterers from violating contractual and legal restrictions on their operations of the vessels. Any such violation could result in fines or other penalties for us and could result in some investors deciding, or being required, to divest their interest, or not to invest, in the Company. Additionally, some investors may decide to divest their interest, or not to invest, in the Company simply because we, or our affiliates, do business with companies that do lawful business in sanctioned countries. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. Investor perception of the value of our Common Shares may also be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries. In particular, the ongoing conflict in Ukraine could result in the imposition of further economic sanctions by the United States and the European Union against Russia and regions of Ukraine.

Failure to comply with the U.S. Foreign Corrupt Practices Act and other anti-bribery legislation in other jurisdictions could result in fines, criminal penalties, contract terminations and an adverse effect on our business.

We operate in a number of countries through the world, including countries that may be known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted policies which are consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and other anti-bribery laws. We are subject, however, to the risk that we, our affiliated entities or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

A cyber-attack could materially disrupt our business.

Our business operations could be targeted by individuals or groups seeking to sabotage or disrupt our information technology systems and networks, to steal data or to seek ransom. A successful cyber-attack could materially disrupt our operations, including the safety of our operations, or lead to unauthorized release of information or alteration of information on our systems. Any such attack or other breach of our information technology systems could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Seasonal fluctuations in industry demand could have a material adverse effect on our business, financial condition and results of operations and the amount of available cash with which we can pay dividends.

We operate our vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charter rates. Seasonality is related to several factors and may result in quarter-to-quarter volatility in our results of operations, which could affect the amount of dividends, if any, that we may pay to our shareholders. For example, the market for marine drybulk transportation services is typically stronger in the fall months in anticipation of increased consumption of coal in the northern hemisphere during the winter months and the grain export season from North America. Similarly, the market for marine drybulk transportation services is typically stronger in the spring months in anticipation of the South American grain export season due to increased distance traveled by vessels to their end destination known as ton mile effect, as well as increased coal imports in parts of Asia due to additional electricity demand for cooling during the summer months. Demand for marine drybulk transportation services is typically weaker at the beginning of the calendar year and during the summer months. In addition, unpredictable weather patterns during these periods tend to disrupt vessel scheduling and supplies of certain commodities. Tanker markets are typically stronger in the winter months as a result of increased oil consumption in the northern hemisphere, but weaker in the summer months as a result of lower oil consumption in the northern hemisphere and refinery maintenance. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. This seasonality could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Business

Our fleet consists of three drybulk carriers and one Aframax tanker. The small size of our fleet and any limitation in the availability or operation of these vessels could have a material adverse effect on our business, results of operations and financial condition.

Our fleet consists of three handysize drybulk carriers and one Aframax tanker. Unless and until we identify and acquire additional vessels, we will depend upon these four vessels for all of our revenue. If any of our vessels are unable to generate revenues as a result of off-hire time, early termination of the applicable charter or otherwise, our business, results of operations financial condition could be materially adversely affected.

In addition, due to the relatively small size of our fleet we may face additional difficulty arranging debt financing from lenders to fund the expansion of our fleet, or refinance then existing debt upon maturity or otherwise, on favorable terms or at all and achieving acceptance from top tier charterers, which increasingly seek to do business with established shipping companies with substantial resources.

We are dependent on the ability and willingness of our charterers to honor their commitments to us for all our revenues.

We derive all our revenues from the payment of charter hire by charterers of our vessels. The ability and willingness of each of our counterparties to perform their obligations under charter agreements with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the drybulk carrier sector and the crude tanker sector of the shipping industry, as applicable, and the overall financial condition of the counterparties. In addition, in depressed market conditions, charterers may seek to renegotiate their charters or may default on their obligations under charters and our charterers may fail to pay charter hire or attempt to renegotiate charter rates. Should a counterparty fail to honor its obligations under agreements with us, it may be difficult to secure substitute employment for such vessel, and any new charter arrangements we secure in the spot market or time charters could be at lower rates. If we lose a charter, we may be unable to re-deploy the related vessel on terms as favorable to us. We would not receive any revenues from such a vessel while it remained unchartered, but we may be required to pay expenses necessary to maintain the vessel in proper operating condition, insure it and service any indebtedness secured by such vessel. The failure by charterers to meet their obligations to us or an attempt by charterers to renegotiate our charter agreements could have a material adverse effect on our revenues, results of operations and financial condition.

Employment of our vessels on time charters may prevent us from taking advantage of rising spot charter rates.

The spot market for drybulk carriers may fluctuate significantly based upon drybulk carrier supply and demand and the spot market for Aframax tankers may fluctuate significantly based upon tanker supply and demand. The factors affecting supply and demand for drybulk carriers and Aframax tankers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable. We currently have all three of our drybulk vessels under time charter employment of short duration and our tanker operating in the spot market. We expect that we will continue to seek to employ vessels in the spot market, if market conditions seem favorable. If we employ our vessels on time charters, the charter rates for such vessels will be fixed for a specified time period. We cannot assure you that charter rates will not increase during the period of such employment. If our vessels are employed on time charters during a period of rising spot market charter rates, we would be unable to pursue opportunities to charter our vessels at such higher charter rates.

Charters at attractive rates may not be available when the charters for our vessels expire, which would have an adverse impact on our revenues and financial condition.

As of November 30, 2025, all of our drybulk handysize vessels were under time charter contracts, with two expiring in December 2025 and one in January 2026, and our crude oil tanker was operating in the spot market. We will be exposed to prevailing charter rates in the drybulk carrier and crude oil tanker sectors, as applicable, when our vessels existing charters expire, and in the future to the extent the counterparties to our fixed-rate time charter contracts fail to honor their obligations to us. The successful operation of our vessels in the competitive and highly volatile spot charter market will depend on, among other things, obtaining profitable spot charters, which depends greatly on vessel supply and demand, and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. When the current charters for our fleet expire or are terminated, it may not be possible to re-charter these vessels at similar rates, or at all, or to secure charters for any vessels we agree to acquire at similarly profitable rates, or at all. As a result, we may have to accept lower rates or experience off hire time for our vessels, which would adversely impact our revenues, results of operations and financial condition.

We depend upon a few significant customers, due to the small size of our fleet, for our revenues. The loss of one or more of these customers could adversely affect our financial performance.

We derive a significant part of our revenue from a small number of charterers. We anticipate a limited number of customers will continue to represent significant amounts of our revenue. If these customers cease doing business or do not fulfill their obligations under the charters of our vessels, due to the increasing financial pressure on these customers or otherwise, our results of operations and cash flows could be adversely affected. Further, if we encounter any difficulties in our relationships with these charterers, our results of operations, cash flows and financial condition could be adversely affected.

Technological innovation could reduce our charter hire income and the value of our vessels.

The charter hire rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly, including the ability to use alternative combustion fuels. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. More technologically advanced vessels have been built since our vessels, which have an average age of 14.9 years as of November 30, 2025, were constructed, and vessels with further advancements may be built that are even more efficient or more flexible or have longer physical lives, including new vessels powered by alternative fuels or which are otherwise perceived as more environmentally friendly by charterers. Competition from these more technologically advanced vessels could adversely affect the amount of charter hire payments we receive for our vessels, and the resale value of our vessels could significantly decrease, which could also result in impairment costs. In these circumstances, we may also be forced to charter our vessels to less creditworthy charterers, either because top tier charters will not charter older and less technologically advanced vessels or will only charter such vessels at lower contracted charter rates than we are able to obtain from these less creditworthy, second tier charterers. Consequently, our results of operations and financial condition could be adversely affected.

The ageing of our fleet may result in our vessels being less attractive to charterers and in increased operating costs in the future, which could adversely affect our earnings

Our fleet’s average age, which as of November 30, 2025 was approximately 14.9 years, and equals the average age of our drybulk carriers and our tanker vessel. These are above the average age of the drybulk carrier and tanker fleet, and as our vessels’ age, we may have difficulty competing with younger, more technologically advanced drybulk carriers and crude oil tankers, as applicable, for charters from top-tier charterers. In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Older vessels are typically less fuel-efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates also increase with the age of a vessel, as do charterer’s concerns regarding the perceived reliability of the vessel’s technical performance. As a result, older vessels are generally less desirable to charterers, particularly more creditworthy charterers.

Unless we set aside reserves for vessel replacement, at the end of a vessel’s useful life, our revenue will decline, which would adversely affect our cash flows and income.

As of November 30, 2025, the vessels in our fleet had an average age of approximately 14.9 years. We currently do not maintain cash reserves for vessel replacement, thus we may be unable to replace the vessels in our fleet upon the expiration of their useful lives, unless we obtain new financing. We estimate the useful life of our vessels to be 25 years from the completion of their construction. Our cash flows and income are dependent on the revenues we earn by chartering our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, financial condition and results of operations may be materially adversely affected. Any reserves set aside for vessel replacement would not be available for other cash needs or dividends, if any.

Any future financing arrangements may contain restrictive covenants that limit our liquidity and corporate activities.

We expect any future financing arrangements we may enter into would impose operating and financial restrictions on us. These restrictions may limit our ability to:

•	incur additional indebtedness;

•	create liens on our assets;

•	sell capital stock of our subsidiaries;

•	engage in mergers or acquisitions;

•	pay dividends; and

•	make capital expenditures.

Any future credit facilities we enter into likely would require us to maintain specified financial ratios, satisfy financial covenants and contain cross-default clauses. As a result of the restrictions in any future financing arrangements we may enter into we may need to seek permission from our lenders in order to engage in some corporate actions. Our lenders’ interests may be different from ours, and we may not be able to obtain their permission when needed. This may prevent us from taking actions that we believe are in our best interest which may adversely impact our revenues, results of operations and financial condition.

A failure by us to meet our payment and other obligations, including financial covenants and security coverage requirements, could lead to defaults under any such secured loan agreements. Our lenders could then accelerate our indebtedness and foreclose on our fleet. The loss of our vessels would mean we could not run our business.

The market values of our vessels may decrease, which could cause us to breach covenants in our future credit facilities, and could have a material adverse effect on our business, financial condition and results of operations.

Our future credit facilities, which will be secured by liens on our vessels, will likely contain various financial covenants, including requirements that relate to our financial condition, operating performance and liquidity. For example, we may be required to maintain a maximum consolidated leverage ratio that is based, in part, upon the market value of the vessels securing the applicable loan, as well as a minimum ratio of the market value of vessels securing a loan to the principal amount outstanding under such loan. The market value of drybulk carriers and tankers is sensitive to, among other things, changes in the drybulk carrier and tanker charter markets, respectively, with vessel values deteriorating in times when drybulk carrier charter rates or tanker charter rates, as applicable, are falling and improving when charter rates are anticipated to rise. Lower charter rates coupled with the difficulty in obtaining financing for vessel purchases have adversely affected drybulk carrier and tanker values in the recent past. A return of these conditions could lead to a significant decline in the fair market values of our vessels, which may affect our ability to comply with these loan covenants. If the value of our vessels deteriorates, we may have to record an impairment adjustment in our financial statements which would adversely affect our financial results and could further hinder our ability to raise capital.

A failure to comply with our future covenants and/or obtain covenant waivers or modifications could result in our lenders requiring us to post additional collateral, enhance our equity and liquidity, increase our interest payments or pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our fleet or accelerate our indebtedness, which would impair our ability to continue to conduct our business. If our indebtedness is accelerated, we may not be able to refinance our future debts or obtain additional financing and could lose our vessels if our lenders foreclose their liens. In addition, if we find it necessary to sell our vessels at a time when vessel prices are low, we will recognize losses and a reduction in our earnings, which could affect our ability to raise additional capital necessary for us to comply with our loan agreements.

Our ability to obtain debt financing may be dependent on the performance of our then existing charters and the creditworthiness of our charterers, as well as the perceived impact of emissions by our vessels on the climate.

The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional capital resources that we will require in order to purchase additional vessels or may significantly increase our costs of obtaining such capital. Our inability to obtain additional financing, or obtain financing at a higher than anticipated cost may materially affect our results of operation and our ability to implement our business strategy.

In 2019, a number of leading lenders to the shipping industry and other industry participants announced a global framework by which financial institutions can assess the climate alignment of their ship finance portfolios, called the Poseidon Principles, and additional lenders have subsequently announced their intention to adhere to such principles. If the ships in our fleet are deemed not to satisfy the emissions and other sustainability standards contemplated by the Poseidon Principles, or other Environmental Social Governance (ESG) standards required by lenders or investors, the availability and cost of bank financing for such vessels may be adversely affected.

Significant debt levels may adversely affect us and our cash flows.

We do not currently have any outstanding bank debt. We may, however, incur bank indebtedness in connection with any further expansion of our fleet, and possibly to refinance our existing vessels with debt secured by such vessels.

An increase in the level of indebtedness and the need to service the indebtedness may impact our profitability and cash available for growth of our fleet, working capital and dividends if any. Additionally, any further increases in interest rate levels, which have in the last couple of years increased significantly from historically low levels, may increase the cost of servicing any indebtedness we incur with similar results.

To finance our future fleet expansion program beyond our current fleet, we expect we may incur secured debt. We would then have to dedicate a portion of our cash flow from operations to pay the principal and interest on our debt. These payments would limit funds otherwise available for working capital, capital expenditures, and other purposes, including any distributions of cash to our stockholders, and our inability to service our debt could lead to acceleration of our debt and foreclosure on our fleet.

Moreover, carrying secured indebtedness would expose us to increased risks if the demand for seaborne transportation of drybulk cargoes and/or crude oil decreases and charter rates and vessel values are adversely affected.

We may become exposed to volatility in interest rates.

We expect any debt we incur in the future will be advanced at a floating rate, which can affect the amount of interest payable on such debt, and which, in turn, could have an adverse effect on our earnings and cash flow. In addition, interest rate benchmarks, including SOFR, have increased significantly in recent years. Our financial condition could be materially adversely affected at any time that we have not entered into interest rate hedging arrangements to hedge our exposure to the interest rates applicable to any financing arrangements we may enter into in the future. Even if we enter into interest rate swaps or other derivative instruments for the purpose of managing any such interest rate exposure, our hedging strategies may not be effective and we may incur substantial losses.

Any derivative contracts we enter into to hedge our exposure to fluctuations in interest rates could result in higher than market interest rates and charges against our income, as well as reductions in our stockholders’ equity.

We may enter into interest rate swaps for purposes of managing our exposure to fluctuations in interest rates applicable to indebtedness under any future credit facilities, which may be advanced at floating rates. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates or currencies move materially differently from our expectations.

To the extent our interest rate swaps do not qualify for treatment as hedges for accounting purposes, we would recognize fluctuations in the fair value of such contracts in our statement of operations. In addition, changes in the fair value of any derivative contracts that do qualify for treatment as hedges, would be recognized in “Accumulated other comprehensive income” on our balance sheet. Our financial condition could also be materially adversely affected to the extent we do not hedge our exposure to interest rate fluctuations under any financing arrangements under which loans have been advanced to us at a floating rate.

In addition, in the future we may enter into foreign currency derivative contracts in order to hedge an exposure to foreign currencies related to shipbuilding contracts.

Any hedging activities we engage in may not effectively manage our interest rate and foreign exchange exposure or have the desired impact on our financial condition or results of operations.

Inflation could adversely affect our business and financial results.

Inflation could adversely affect our business and financial results by increasing the costs of labor and materials needed to operate our business. During the year ended December 31, 2021 and the year ended December 31, 2022, we experienced increases in vessel operating expenses due to increased costs for crew, due largely to the effects of the COVID-19 pandemic, as well as moderate increases in spares and stores in 2022 compared to 2021, which costs generally decreased slightly in 2023 and increased in 2024 but exhibited more stable fluctuations, in contrast to the volatility seen in 2021 and 2022. In an inflationary environment such as the current economic environment, depending on the drybulk industry, the tanker industry and other economic conditions, we may be unable to raise our charter rates enough to offset the increasing costs of our operations, which would decrease our profit margins. Inflation may also raise our costs of capital and decrease our purchasing power, making it more difficult to maintain sufficient funds to operate our business.

Because we generate all of our revenues in U.S. dollars but incur a portion of our expenses in other currencies, exchange rate fluctuations could adversely affect our results of operations.

We generate all of our revenues in U.S. dollars and the majority of our expenses are also in U.S. dollars. However, a relatively small portion of our overall expenses is incurred in Euros, and we also incur executive compensation expense in Euros. This could lead to fluctuations in net income due to changes in the value of the U.S. dollar relative to the other currencies, in particular the Euro. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can thereby increase, decreasing our net income.

We are dependent on our relationship with Brave Maritime.

Brave Maritime serves as our commercial and technical manager for the vessels in our fleet. We are accordingly dependent upon our fleet manager, Brave Maritime, for:

•	the administration, chartering and operations supervision of our fleet;

•	our recognition and acceptance as owners of drybulk carriers and tankers, including our ability to attract charterers;

•	relations with charterers and charter brokers;

•	operational expertise; and

•	management experience.

The loss of Brave Maritime’s services or its failure to perform its obligations to us properly for financial or other reasons could materially and adversely affect our business and the results of our operations. Although we may have rights against Brave Maritime if it defaults on its obligations to us, you would have no recourse against Brave Maritime. In addition, in such a case or if our management agreement were to be terminated we might not be able to find a replacement manager on terms as favorable as those currently in place with Brave Maritime.

Further, we expect that we will need to seek approval from our lenders under any future financing arrangements we enter into to change our manager. In addition, if Brave Maritime, Stealth Maritime or their affiliates suffers material damage to its reputation or relationships, including as a result of a spill or other environmental incident or an accident, or any violation or alleged violation of U.S., EU or other sanctions, involving ships managed by Brave Maritime or their affiliates whether or not owned by us, it may harm the ability of our company or our subsidiaries to successfully compete in our industry.

Management fees are payable to our Manager regardless of our profitability, which could have a material adverse effect on our business, financial condition and results of operations.

Pursuant to our Management Agreement, we pay our manager a daily ship management fee of $440 per day per vessel for providing commercial, technical and administrative services. In addition, we pay our manager certain commissions and fees with respect to vessel purchases, sales and newbuilds. The management fees do not cover expenses such as voyage expenses, vessel operating expenses, maintenance expenses, crewing costs, insurance premiums, commissions and certain company administration expenses such as directors’ and officers’ liability insurance, legal and accounting fees and other similar company administration expenses, which are reimbursed or paid by us. The management fees are payable whether or not our vessels are employed, and regardless of our profitability, and we have no ability to require our manager to reduce the management fees if our profitability decreases, which could have a material adverse effect on our business, financial condition and results of operations.

Since our manager, Brave Maritime, is a privately held company and there is little or no publicly available information about it, an investor could have little advance warning of potential financial and other problems that might affect our manager that could have a material adverse effect on us.

We would be materially adversely affected if our manager becomes unable or unwilling to provide services for our benefit at the level of quality they have provided such services to our vessels in the past and at comparable costs as are currently in effect, which are the same as they have charged with respect to our vessels while owned by Imperial Petroleum prior to the Spin-Off. If we were required to employ a ship management company other than our manager, we cannot offer any assurances that the terms of such management agreements would be equally or more beneficial to us in the long term.

Our manager’s ability to render management services depends in part on its own financial strength. Circumstances beyond our control could impair Brave Maritime’s financial strength, and because it is a privately held company, information about its financial strength is not publicly available. As a result, we might have little advance warning of financial or other problems affecting our manager even though their financial or other problems could have a material adverse effect on us.

Our management team has limited experience running a public company, and no member of the Vafias family which founded our predecessor and our manager, serve as an officer of the Company and this may impact the performance of our business and our ability to obtain financing.

While our Chief Executive Officer, Dr. Diamantis Andriotis, has been actively involved in the management and operation of vessels for several years as an employee of Vafias family interests, he has not had prior experience as a Chief Executive Officer of a public company. Our Chief Financial Officer, Nina Pyndiah, has been the internal auditor of StealthGas Inc. since 2006, and has not had prior experience as the Chief Financial Officer or executive officer of a public company. Mr. Harry Vafias, the Chairman, President and Chief Executive Officer of Imperial Petroleum and a member of the Vafias family who founded Brave Maritime, is not engaged in our day-to-day operations as an officer. Dr. Diamantis Andriotis relies on the experience of Brave Maritime for the management of our vessels, as well as the advice and oversight of the Board of Directors, in his role as our Chief Executive Officer.

The inexperience of our management with operating a public company and the limited involvement of the Vafias family, which has long-standing relationships with lenders and other financing sources in the shipping industry, may make it more difficult for us to obtain bank debt and other financing to fund our operations and growth.

Certain companies affiliated with us and our management manage and own vessels that may compete with our fleet.

Entities affiliated with other members of the Vafias family own vessels that operate in various sectors of the shipping industry, including a number of drybulk carriers and tankers. Accordingly, it is possible that Imperial Petroleum, StealthGas, Stealth Maritime, Brave Maritime or other companies affiliated with the Vafias family or Brave Maritime may face conflicts between their own interests and their obligations to us. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus other vessels in which these persons or entities have an interest. Accordingly, our management and our manager might be faced with conflicts of interest with respect to their own interests and their obligations to us. These conflicts of interests may have an adverse effect on our business and your interests as stockholders.

We may enter into certain significant transactions with companies affiliated with members of the Vafias family which may result in conflicts of interests.

In addition to our management contract with Brave Maritime, a company controlled by members of the Vafias family, from time to time we may enter into other transactions with companies affiliated with members of the Vafias family. Brave Maritime also contracts for the crewing of vessels in our fleet with Hellenic Manning Overseas Inc., which is 25% owned by an affiliate of Brave Maritime. For instance, in July 2023, we acquired the Aframax tanker, the Afrapearl II, from Imperial Petroleum and in April 2024, we acquired our third drybulk carrier, the Eco Spitfire, from an affiliate of Brave Maritime. Such transactions could create conflicts of interest that could adversely affect our business or your interests as holders of our Common Shares, as well as our financial position, results of operations and our future prospects.

As our fleet grows in size, we will have to improve our operations and financial systems, staff and crew; if we cannot maintain these systems or continue to recruit suitable employees, our business and results of operations may be adversely affected.

As we expand our fleet, we and Brave Maritime will have to invest considerable sums in upgrading our operating and financial systems, as well as hiring additional well-qualified personnel to manage the vessels. In addition, as we expand our fleet, we will have to rely on our technical managers to recruit suitable additional seafarers and shoreside administrative and management personnel. Brave Maritime and those technical managers may not be able to continue to hire suitable employees to the extent we continue to expand our fleet. Our vessels require a technically skilled staff with specialized training. If the technical managers’ crewing agents are unable to employ such technically skilled staff, they may not be able to adequately staff our vessels. If Brave Maritime is unable to operate our financial and operations systems effectively or our technical managers are unable to recruit suitable employees as we expand our fleet, our results of operation and our ability to expand our fleet may be adversely affected.

Delays in the delivery of any newbuilding or secondhand vessels we agree to acquire could harm our operating results.

Delays in the delivery of any new-building or second-hand vessels we may agree to acquire in the future, would delay our receipt of revenues generated by these vessels and, to the extent we have arranged charter employment for these vessels, could possibly result in the cancellation of those charters, and therefore adversely affect our anticipated results of operations. Although this would delay our funding requirements for the installment payments to purchase these vessels, it would also delay our receipt of revenues under any charters we arrange for such vessels. The delivery of newbuilding vessels could be delayed, other than at our request, because of, among other things, work stoppages or other labor disturbances; bankruptcy or other financial crisis of the shipyard building the vessel; hostilities, health pandemics such as COVID-19 or political or economic disturbances in the countries where the vessels are being built, including any escalation of tensions involving North Korea; weather interference or catastrophic event, such as a major earthquake, tsunami or fire; our requests for changes to the original vessel specifications; requests from our customers, with whom we have arranged any charters for such vessels, to delay construction and delivery of such vessels due to weak economic conditions and shipping demand and a dispute with the shipyard building the vessel.

In addition, the refund guarantors under the newbuilding contracts, which are banks, financial institutions and other credit agencies, may also be affected by financial market conditions in the same manner as our lenders and, as a result, may be unable or unwilling to meet their obligations under their refund guarantees. If the shipbuilders or refund guarantors are unable or unwilling to meet their obligations to the sellers of the vessels, this may impact our acquisition of vessels and may materially and adversely affect our operations and our obligations under our credit facilities. The delivery of any secondhand vessels could be delayed because of, among other things, hostilities or political disturbances, non-performance of the purchase agreement with respect to the vessels by the seller, our inability to obtain requisite permits, approvals or financing or damage to or destruction of the vessels while being operated by the seller prior to the delivery date.

If we fail to manage our growth properly, we may not be able to successfully expand our market share.

As and when market conditions permit, we intend to continue to prudently grow our fleet over the long term. The acquisition of such additional vessels could impose significant additional responsibilities on our management and staff, and may necessitate that we, and they, increase the number of personnel. In the future, we may not be able to identify suitable vessels, acquire vessels on advantageous terms or obtain financing for such acquisitions. Any future growth will depend on:

•	locating and acquiring suitable vessels;

•	identifying and completing acquisitions or joint ventures;

•	integrating any acquired business successfully with our existing operations;

•	expanding our customer base; and

•	obtaining required financing.

Growing a business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty in obtaining additional qualified personnel, managing relationships with customers and our commercial and technical managers and integrating newly acquired vessels into existing infrastructures. We may not be successful in executing any growth initiatives and may incur significant expenses and losses in connection therewith.

We may be unable to attract and retain key management personnel and other employees in the shipping industry, which may negatively affect the effectiveness of our management and our results of operation.

Our success depends to a significant extent upon the abilities and efforts of our management team, including our Chief Executive Officer, Dr. Diamantis Andriotis and our Chairman, Harry Vafias. In addition, Harry Vafias is a member of the Vafias family, which controls Brave Maritime, our fleet manager. Our success depends upon our and Brave Maritime’s ability to hire and retain qualified managers to oversee our operations. The loss of any of these individuals could adversely affect our business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect our results of operations. We do not have employment agreements directly with our key personnel who are employees of Brave Maritime, our fleet manager, although under our management agreement with Brave Maritime, our relationship is governed by terms substantially similar to those typically included in employment agreements. We do not maintain “key man” life insurance on any of our officers.

The international drybulk and tanker shipping industries are highly competitive, and we may not be able to compete successfully for charters with new entrants or established companies with greater resources.

We employ our vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of drybulk cargo and crude oil by sea is intense and depends on price, customer relationships, operating expertise, professional reputation and size, age, location and condition of the vessel. Due in part to the highly fragmented market, additional competitors with greater resources could enter the drybulk and tanker shipping industries and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates than we are able to offer, which could have a material adverse effect on our fleet utilization and, accordingly, our results of operations.

Purchasing and operating previously owned, or secondhand, vessels may result in increased operating costs and vessels off-hire, which could adversely affect our revenues.

Our examination of secondhand vessels, which may not include physical inspection prior to purchase, does not provide us with the same knowledge about their condition and cost of any required (or anticipated) repairs that we would have had if these vessels had been built for and operated exclusively by us. Generally, we do not receive the benefit of warranties on secondhand vessels.

In general, the cost of maintaining a vessel in good operating condition increases with its age. As of November 30, 2025, the average age of the vessels in our fleet was approximately 14.9 years. Older vessels are typically less fuel efficient and more costly to maintain and operate than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives. If we sell vessels, the sales prices may not equal and could be less than their carrying values at that time and thereby negatively affect our profitability.

The shipping industry has inherent operational risks that may not be adequately covered by our insurance.

We procure hull and machinery insurance, protection and indemnity insurance, which include environmental damage and pollution insurance coverage, and war risk insurance for our fleet. While we endeavor to be adequately insured against all known risks related to the operation of our ships, there remains the possibility that a liability may not be adequately covered and we may not be able to obtain adequate insurance coverage for our fleet in the future. The insurers may also not pay particular claims. Even if our insurance coverage is adequate, we may not be able to timely obtain a replacement vessel in the event of a loss. Our insurance policies contain deductibles for which we will be responsible and limitations and exclusions which may increase our costs or lower our revenue.

We procure hull and machinery insurance, protection and indemnity insurance, which include environmental damage and pollution insurance coverage, war risk and other insurance coverage for our fleet with insurance carriers that also provide insurance coverage for ships owned by affiliated entities, including StealthGas, Imperial Petroleum and private Vafias family interests. Accordingly, if one of our ships, or other ships managed by Brave Maritime or Stealth Maritime and owned by an affiliated entity of Brave Maritime or Stealth Maritime, including StealthGas and Imperial Petroleum, were to incur significant costs from an accident, spill or other environmental liability or were subject to insurance fraud or other incident, our insurance premiums and costs could increase significantly or we may not be able to obtain insurance for our ships. We also maintain directors and officers’ liability insurance with insurance carriers that also provide similar insurance coverage for affiliated entities including StealthGas and Imperial Petroleum, and any claims under such insurance policies could impact the cost of premiums and availability of our directors and officers insurance.

In addition, if one of our ships, or other ships managed by Brave Maritime or Stealth Maritime and owned by an affiliated entity of Brave Maritime or Stealth Maritime, including StealthGas and Imperial Petroleum, were to incur significant costs from an accident, spill or other environmental liability or were subject to insurance fraud or other incident, our insurance premiums and costs could increase significantly or we may not be able to obtain insurance for our ships.

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or to make dividend payments, if any.

We are a holding company and our subsidiaries, which are all wholly-owned by us, conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our wholly-owned subsidiaries. As a result, our ability to make dividend payments to you depends on our subsidiaries and their ability to distribute funds to us. If we are unable to obtain funds from our subsidiaries, we may be unable or our Board of Directors may exercise its discretion not to pay dividends.

We may be subject to lawsuits for damages and penalties.

The nature of our business exposes us to the risk of lawsuits for damages or penalties relating to, among other things, personal injury, property casualty and environmental contamination. From time to time, we may be subject to legal proceedings and claims in the ordinary course of business, principally personal injury and property casualty claims. We expect that these claims would be covered by insurance, subject to customary deductibles. However, such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

Regulatory and legal risks as a result of our global operations, including with respect to sanctioned countries, could have a material adverse effect on our business, results of operations and financial conditions.

Our global operations increase both the number and the level of complexity of U.S. or foreign laws and regulations applicable to us, some of which can conflict with one another, as is the case, for instance, with certain sanctions issued by U.S., E.U. and U.K., or campaigns by interest group organizations such as United Against Nuclear Iran. These laws and regulations include international labor laws; U.S. laws such as the FCPA and other laws and regulations established by the Office of Foreign Assets Control; local laws such as the U.K. Bribery Act 2010; data privacy requirements like the European General Data Protection Regulation, enforceable as of May 25, 2018; and the E.U.-U.S. Privacy Shield Framework, adopted by the European Commission on July 12, 2016. We may inadvertently breach some provisions of those laws and regulations which could result in cease of business activities, criminal sanctions against us, our officers or our employees, fines and materially damage our reputation. In addition, detecting, investigating and resolving such cases of actual or alleged violations may be expensive and time consuming for our senior management.

Our vessels made three voyages in 2022, five voyages in 2023, and eight voyages in 2024, carrying cargoes originating from the Russian ports of St. Petersburg, Kaliningrad and Ust-Luga and may from time to time in the future carry cargoes originating in Russia, Ukraine or sanctioned countries. It is possible that such cargoes, despite our belief that they are compliant with applicable sanctions, are alleged to have originated from sources that are not in compliance with such sanctions or in the case of Russian origin cargoes exceeded the price cap due to falsified price cap compliance attestations or otherwise, which could result in penalties against us, including blacklisting of a vessel which would preclude chartering or selling such vessel, and negatively impact our acceptability to potential charterers, result in our bank accounts being frozen and harm our business. In addition, it may not be possible for us to obtain war risk or other insurances for any vessel loading cargoes originating in such countries, as has been the case for certain of our vessels’ voyages this year. In such a case, if the vessel was involved in an accident, spill or was otherwise damaged in connection with such a voyage, which could result in losses up to the total loss of the vessel, we would have to bear the repair, clean-up or other costs associated with such an incident, as well as the lack of revenue from any off-hire period, in reliance on our existing cash resources, and we would remain obligated to service and repay our outstanding indebtedness secured by such vessel. In addition, any deemed non-compliance with sanctions could constitute an event of default under any future loan agreements secured by such vessel, and our lenders may seek to accelerate for immediate repayment any indebtedness outstanding thereunder. Any such occurrences could adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business.

Furthermore, if ships managed by Brave Maritime or Stealth Maritime, including those not owned by us, and ships owned by an affiliated entity of Brave Maritime or Stealth Maritime, including StealthGas and Imperial Petroleum, were deemed to have violated sanctions or other laws and regulations, we could face similar consequences, including an inability to charter, insure or sell our ships, access our bank accounts or have our assets frozen, if we, such affiliated entities or our ships are blacklisted by authorities.

Obligations associated with being a public company require significant company resources and management attention.

We are subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC, including the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Section 404(a) of Sarbanes-Oxley requires that we evaluate and determine the effectiveness of our internal control over financial reporting.

We work with our legal, accounting and financial advisors to identify any areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. We evaluate areas such as corporate governance, corporate control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We will make changes in any of these and other areas, including our internal control over financial reporting, which we believe are necessary. However, these and other measures we may take may not be sufficient to allow us to satisfy our obligations as a public company on a timely and reliable basis. In addition, compliance with reporting and other requirements applicable to public companies do create additional costs for us and will require the time and attention of management. Our limited management resources may exacerbate the difficulties in complying with these reporting and other requirements while focusing on executing our business strategy. We may not be able to predict or estimate the amount of the additional costs we may incur, the timing of such costs or the degree of impact that our management’s attention to these matters will have on our business.

If management is unable to provide reports as to the effectiveness of our internal control over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our Common Shares.

Under Section 404 of Sarbanes-Oxley, we are required to include in each of our annual reports on Form 20-F a report containing our management’s assessment of the effectiveness of our internal control over financial reporting. If, in such annual reports on Form 20-F, our management cannot provide a report as to the effectiveness of our internal control over financial reporting as required by Section 404, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our Common Shares.

Risks Related to Taxation

If we were to be subject to corporate income tax in jurisdictions in which we operate, our financial results would be adversely affected.

We and our subsidiaries may be subject to tax in the jurisdictions in which we are organized or operate, reducing the amount of our net income and cash flows, including cash available for dividend payments. Under current Marshall Islands law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us or our stockholders, other than stockholders ordinarily resident in the Republic of the Marshall Islands, if any. We believe that we should not be subject to tax under the laws of various countries, other than the United States, in which our subsidiaries’ vessels conduct activities or in which our subsidiaries’ customers are located. However, our belief is based on our understanding of the tax laws of those countries, and our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law or interpretation. We cannot determine in advance the extent to which certain jurisdictions may require us to pay corporate income tax or to make payments in lieu of such tax. In addition, payments due to us from our subsidiaries’ customers may be subject to tax claims. In computing our tax obligation in these jurisdictions, we may be required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing authorities. We cannot assure you that upon review of these positions the applicable authorities will agree with our positions. A successful challenge by a tax authority could result in additional tax imposed on us or our subsidiaries, further reducing the cash available for distribution. In addition, changes in our operations or ownership could result in additional tax being imposed on us or our subsidiaries in jurisdictions in which operations are conducted.

In accordance with the currently applicable Greek law, foreign flagged vessels that are managed by Greek or foreign ship management companies having established an office in Greece are subject to duties towards the Greek state which are calculated on the basis of the relevant vessels’ tonnage. The payment of said duties exhausts the tax liability of the foreign ship owning company and the relevant manager against any tax, duty, charge or contribution payable on income from the exploitation of the foreign flagged vessel. As our manager is located in Greece, we will have to pay these duties. Our operations in Greece may be subjected to new regulations that may require us to incur new or additional compliance or other administrative costs, which may include requirements that we pay to the Greek government new taxes or other fees, including changes or increases in the current tonnage tax.

In addition, China has enacted a new tax for non-resident international transportation enterprises engaged in the provision of services of passengers or cargo, among other items, in and out of China using their own, chartered or leased vessels, including any stevedore, warehousing and other services connected with the transportation. The new regulation broadens the range of international transportation companies which may find themselves liable for Chinese enterprise income tax on profits generated from international transportation services passing through Chinese ports.

Changes in U.S. tax law may adversely impact certain investors our business and the value of our securities.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect our business or holders of our securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are may continue to occur in the future.

On July 4, 2025, the President of the United States signed into law a new tax bill commonly referred to as the “One Big Beautiful Bill Act”, which may affect the U.S. federal income tax considerations applicable to certain investors of our securities. The likelihood of other tax legislation being enacted is uncertain. Investors should consult their own tax advisors regarding such enacted legislation as well as the potential impact of such legislation on them in light of their own personal circumstances.

We may have to pay tax on United States-source income, which would reduce our earnings.

Under the United States Internal Revenue Code of 1986, as amended (the “Code”), 50% of the gross shipping income of vessel owning or chartering corporations, such as our subsidiaries, that is attributable to transportation that begins or ends, but does not both begin and end, in the United States is characterized as United States-source shipping income. United States-source shipping income is subject to either a (i) 4% United States federal income tax without allowance for deductions or (ii) taxation at the standard United States federal income tax rates (and potentially to a 30% branch profits tax), unless derived by a corporation that qualifies for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.

Generally, we and our subsidiaries will qualify for this exemption for a taxable year if our shares are treated as “primarily and regularly traded” on an established securities market in the United States. Our Common Shares will be so treated if (i) the aggregate number of our Common Shares traded during such year on an established securities market in the United States exceeds the aggregate number of our Common Shares traded during that year on established securities markets in any other single country, (ii) either (x) our Common Shares are regularly quoted during such year by dealers making a market in our shares or (y) trades in our Common Shares are effected, other than in de minimis quantities, on an established securities market in the United States on at least 60 days during such taxable year and the aggregate number of our Common Shares traded on an established securities market in the United States during such year equals at least 10% of the average number of our Common Shares outstanding during such taxable year and (iii) our Common Shares are not “closely held” during such taxable year. For these purposes, our Common Shares will be treated as closely held during a taxable year if, for more than one-half the number of days in such taxable year, one or more persons each of whom owns either directly or under applicable attribution rules, at least 5% of our Common Shares, own, in the aggregate, 50% or more of our Common Shares, unless we can establish, in accordance with applicable documentation requirements, that a sufficient number of the Common Shares in the closely-held block are owned, directly or indirectly, by persons that are residents of foreign jurisdictions that provide United States shipping companies with an exemption from tax that is equivalent to that provided by Section 883 to preclude other stockholders in the closely-held block from owning 50% or more of the closely-held block of Common Shares. We or any of our subsidiaries may not qualify for the benefits of Section 883 for any year.

In the future it may be the case that, one or more persons each of whom owns, either directly or under applicable attribution rules, at least 5% of our Common Shares own, in the aggregate, 50% or more of our Common Shares. In such circumstances, we and our subsidiaries may qualify for the exemption provided in Section 883 of the Code only if a sufficient number of shares of the closely-held block of our Common Shares were owned or treated as owned by “qualified shareholders” so it could not be the case that, for more than half of the days in the taxable year, the Common Shares in the closely-held block not owned or treated as owned by qualified shareholders represented 50% or more of our Common Shares. For these purposes, a “qualified shareholder” includes an individual that owns or is treated as owning Common Shares and is a resident of a jurisdiction that provides an exemption that is equivalent to that provided by Section 883 of the Code and certain other persons; provided in each case that such individual or other person complies with certain documentation and certification requirements set forth in the Section 883 regulations and designed to establish status as a qualified shareholder.

If we or our subsidiaries do not qualify for the exemption under Section 883 of the Code for any taxable year, then we or our subsidiaries would be subject for those years to the 4% United States federal income tax on gross United States shipping income or, in certain circumstances, to net income taxation at the standard United States federal income tax rates (and potentially also to a 30% branch profits tax). The imposition of such tax could have a negative effect on our business and would result in decreased earnings and cash flow.

We could become a “passive foreign investment company,” which would have adverse United States federal income tax consequences to U.S. Holders and, in turn, us.

A foreign corporation will be treated as a “passive foreign investment company” (“PFIC”), for United States federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income” and working capital and similar assets held pending investment in vessels will generally be treated as an asset which produces passive income. United States stockholders of a PFIC are subject to a disadvantageous United States federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

In connection with determining our PFIC status we treat and intend to continue to treat the gross income that we derive or are deemed to derive from our time chartering and voyage chartering activities as services income, rather than rental income. We believe that our income from time chartering and voyage chartering activities does not constitute “passive income” and that the assets that we own and operate in connection with the production of that income do not constitute assets held for the production of passive income. We treat and intend to continue to treat, for purposes of the PFIC rules, the income that we derive from bareboat charters, if any, as passive income and the assets giving rise to such income as assets held for the production of passive income. There is, however, no legal authority specifically under the PFIC rules regarding our current and proposed method of operation and it is possible that the United States Internal Revenue Service(“IRS”), may not accept our positions and that a court may uphold such challenge, in which case we and certain of our subsidiaries could be treated as PFICs. In this regard we note that a federal court decision addressing the characterization of time charters concludes that they constitute leases for federal income tax purposes and employs an analysis which, if applied to our time charters, could result in our treatment and the treatment of our vessel-owning subsidiaries as PFICs. In addition, in making the determination as to whether we are a PFIC, we intend to treat the deposits that we make on our newbuilding contracts and that are with respect to vessels we do not expect to bareboat charter as assets which are not held for the production of passive income for purposes of determining whether we are a PFIC. We note that there is no direct authority on this point and it is possible that the IRS may disagree with our position.

On the basis of the foregoing assumptions, we do not believe that we were a PFIC for our 2024 taxable year, and we do not expect to be a PFIC for the current taxable year. This belief is based in part upon our beliefs regarding the value of the assets that we hold for the production of or in connection with the production of passive income relative to the value of our other assets. Should these beliefs turn out to be incorrect, then we and certain of our subsidiaries could be treated as PFICs for 2024. There can be no assurance that the IRS or a court will not determine values for our assets that would cause us to be treated as a PFIC for 2024, or a subsequent year.

In addition, although we do not believe that we were a PFIC for 2024, we may choose to operate our business in the current or in future taxable years in a manner that could cause us to become a PFIC for those years. Because our status as a PFIC for any taxable year will not be determinable until after the end of the taxable year, and depends upon our assets, income and operations in that taxable year, there can be no assurance that we will not be considered a PFIC for 2024, or any future taxable year.

If the IRS were to find that we are or have been a PFIC for any taxable year, our United States stockholders would face adverse United States tax consequences. Under the PFIC rules, unless those stockholders make an election available under the Code (which election could itself have adverse consequences for such stockholders, as discussed below under “Tax Considerations—United States Federal Income Taxation of U.S. Holders”), such stockholders would be liable to pay United States federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our Common Shares, as if the excess distribution or gain had been recognized ratably over the stockholder’s holding period of our Common Shares. Similar rules would apply to holders of our Class A Warrants Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants. See “Tax Considerations—United States Federal Income Tax Consequences—United States Federal Income Taxation of U.S. Holders” for a more comprehensive discussion of the United States federal income tax consequences to United States stockholders if we are treated as a PFIC. As a result of these adverse tax consequences to United States stockholders, such a finding by the IRS may result in sales of our Common Shares by United States stockholders, which could lower the price of our Common Shares and adversely affect our ability to raise capital.

The United States federal income taxation of the pre-funded warrants, the Class D Warrants and the Class E Warrants is uncertain.

We and holders of our pre-funded warrants, Class D Warrants and Class E Warrants may have to take positions that are not yet settled under current U.S. federal income tax law with respect to the pre-funded warrants, Class D Warrants and Class E Warrants. In particular, the precise application of the Code section 883 exemption and the PFIC rules to the pre-funded warrants, Class D Warrants and Class E Warrants is unclear. The IRS may disagree with the positions taken by the Company, which could result in adverse U.S. federal income tax consequences for us and our stockholders, including holders of the pre-funded warrants, Class D Warrants and Class E Warrants. Prospective investors are urged to consult their personal income tax advisers in this regard.

Risk Related to an Investment in a Marshall Islands Corporation

As a foreign private issuer we are entitled to claim exemptions from certain Nasdaq corporate governance standards, and to the extent we rely on these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

As a foreign private issuer, we are entitled to claim an exemption from many of Nasdaq’s corporate governance practices. Currently, our corporate governance practices comply with the Nasdaq corporate governance standards applicable to U.S. listed companies other than that we only have two members on our audit committee whereas a domestic U.S. company would be required to have three members on its audit committee and a board of directors composed of two independent and two non-independent directors, whereas a domestic U.S. public company would be required to have a majority of independent members. In lieu of obtaining shareholder approval prior to the issuance of certain designated securities issuances, the Company will comply with provisions of the Marshall Islands Business Corporations Act providing that the Board of Directors approves share issuances. To the extent we rely on these or other exemptions you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law or a bankruptcy act.

Our corporate affairs are governed by our articles of incorporation and bylaws and by the Marshall Islands Business Corporations Act (“BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Stockholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public stockholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a U.S. jurisdiction. The Marshall Islands has no established bankruptcy act, and as a result, any bankruptcy action involving our company would have to be initiated outside the Marshall Islands, and our public stockholders may find it difficult or impossible to pursue their claims in such other jurisdictions.

It may be difficult to enforce service of process and judgments against us and our officers and directors.

We are a Marshall Islands company, and our executive offices are located outside of the United States. All of our directors and officers reside outside of the United States, and most of our assets and their assets are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. There is also substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on U.S., federal or state securities laws.

Risks Related to Our Common Shares

An active trading market that will provide you with adequate liquidity for our Common Shares may be limited.

There is a limited public market for our Common Shares and there is a limited liquid trading market for our Common Shares on Nasdaq. We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market on Nasdaq for our Common Shares or, if such market develops, whether it will be maintained. The lack of an active trading market on Nasdaq and low trading volume for our Common Shares, may make it more difficult for you to sell our Common Shares and could lead to our share price becoming depressed or volatile.

There can be no assurance that an active trading market for our Common Shares on either Nasdaq or any other exchange will develop. If an active and liquid trading market does not develop, relatively small sales of our Common Shares could have a significant negative impact on the price of our Common Shares.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

There is currently no analyst coverage of the Company. The trading market for our Common Shares will depend, in part, upon the research and reports that securities or industry analysts publish about us or our business. We do not have any control over analysts as to whether they will cover us, and if they do, whether such coverage will continue. If analysts do not commence coverage of the Company, or if one or more of these analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline. In addition, if one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price may likely decline.

You may experience future dilution as a result of future equity offerings, which we expect to be a significant component of the financing for the planned expansion of our fleet, and other issuances of our Common Shares, Preferred Shares or other securities, including Common Shares issued upon conversion of our Series A Convertible Preferred Shares and exercise of our outstanding warrants.

As of September 30, 2025, we had limited cash on hand. In order to raise additional capital to support our working capital position and further growth plans, or in connection with equity awards, strategic transactions or otherwise, we may in the future offer additional Common Shares, preferred shares, or other securities convertible into or exchangeable for our Common Shares, including convertible debt. We expect that a significant component of the financing for the planned expansion of our fleet will be through equity offerings. We cannot predict the size of future issuances or sales of our Common Shares, preferred shares or other securities, including those made in connection with future acquisitions or capital raising activities, or the effect that such issuances or sales may have on the market price of our Common Shares. The issuance and sale of substantial amounts of Common Shares, preferred shares or other equity-linked securities, or announcement that such issuance and sales may occur, could adversely affect the market price of our Common Shares.

As a result of the Spin-Off, Imperial Petroleum owns 600,000 Series A Convertible Preferred Shares, with an aggregate liquidation preference of $15,000,000, that currently are convertible into our Common Shares at a conversion price of $2.50. The conversion price of the Series A Convertible Preferred Shares will be adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of Series A Convertible Preferred Shares, including this offering. As a result, we may issue a significantly larger number of Common Shares upon conversion of the Series A Convertible Preferred Shares. The issuance of such Common Shares upon conversion of the Series A Convertible Preferred Shares could result in substantial dilution to investors in our Common Shares if the conversion price at the time of conversion of Series A Convertible Preferred Stock is lower than the price per share of Common Shares paid by investor. As of November 30, 2025, we also have Class A Warrants outstanding that are exercisable for 3,177 of our Common Shares at an exercise price of $1,575.00 per share, Class B-1 Warrants outstanding that are currently exercisable for 52,511 of our Common Shares at an exercise price of $3.0391 per share or pursuant to a zero cash exercise option for no consideration, Class B-2 Warrants outstanding that are currently exercisable for 2,316,754 of our Common Shares at an exercise price of $3.0391 per share, Class C-1 Warrants outstanding that are currently exercisable for 12,649 of our Common Shares at an exercise price of $3.0391 per share or pursuant to a zero cash exercise option for no consideration, and Class C-2 Warrants outstanding that are currently exercisable for 2,410,210 of our Common Shares at an exercise price of $3.0391 per share.

The exercise price of our outstanding Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants will be adjusted in certain circumstances. If (1) there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the date of such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price on the date of original issuance of the Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants will remain unchanged, and (2) we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class B-1 Warrants, Class B-2 Warrant, Class C-1 Warrant and Class C-2 Warrant then in effect, the exercise price of the Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants will be reduced to such price, provided that, the exercise price of the Class B-1 Warrants and Class B-2 Warrants will not be less than $150.00 and the exercise price of the Class C-1 Warrants and Class C-2 Warrants will not be less than $9.00 as a result of an issuance described in this clause (2), and the number of Common Shares issuable upon exercise of the Class B-2 Warrants and Class C-2 Warrants will be proportionately adjusted such that the aggregate exercise price will remain unchanged. As a result, we may issue a significantly larger number of Common Shares upon exercise of the Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants. Any reverse stock split that is effected is likely to result in a decrease in the exercise price and an increase in the number of Common Shares issuable upon exercise of our outstanding Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants. The conversion price of our Series A Convertible Preferred Shares would also adjust in the event of certain adjustments to the consideration per Common Share payable upon exercise of our outstanding warrants.

In addition, sales of a substantial number of shares of our outstanding Common Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of Common Shares intend to sell shares, could reduce the market price of our Common Shares.

We cannot assure you that we will be able to make future sales of our Common Shares, preferred shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors, and investors purchasing shares or other securities in the future could have rights that are superior to existing shareholders. The issuance of additional Common Shares, preferred shares or other securities, including upon conversion of our Series A Convertible Preferred Shares or exercise of our outstanding warrants, could adversely impact the trading price of our Common Shares.

The market price of our Common Shares may continue to be subject to significant fluctuations.

The market price of our Common Shares may continue to be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that could affect our stock price are:

•	actual or anticipated fluctuations in quarterly and annual variations in our results of operations;

•	changes in market valuations or sales or earnings estimates or publication of research reports by analysts;

•	changes in earnings estimates or shortfalls in our operating results from levels forecasted by securities analysts;

•	speculation in the press or investment community about our business or the shipping industry, and the drybulk carrier and tanker sectors in particular;

•	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

•	payment of dividends;

•	strategic actions by us or our competitors such as mergers, acquisitions, joint ventures, strategic alliances or restructurings;

•	changes in government and other regulatory developments;

•	additions or departures of key personnel;

•	general market conditions and the state of the securities markets; and

•	domestic and international economic, market and currency factors unrelated to our performance.

The international drybulk and tanker shipping industry has been highly unpredictable. In addition, the stock markets in general, and the markets for drybulk and tanker shipping and shipping stocks in general, have experienced extreme volatility that has sometimes been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Shares.

We may fail to meet the Nasdaq continuous listing criteria and Nasdaq may delist our Common Shares from its exchange, which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Shares currently trade on The Nasdaq Capital Market. The Nasdaq Stock Market LLC has requirements that a company must meet in order to remain listed on Nasdaq. In particular, Nasdaq rules require us to maintain a minimum closing bid price of $1.00 per share of our Common Stock. We effected a 1-for-100 reverse stock split of our Common Stock on April 11, 2024, at 11:00 pm Eastern time, intended to help us regain compliance with the Nasdaq listing requirements, after we had received deficiency letter and a delisting determination letter, related to the minimum bid price closing below $1.00 since July 2023 and below $0.10 for 10 consecutive days in March 2023. On April 27, 2024, we received a letter from Nasdaq notifying us that we demonstrated compliance with the requirements to remain listed on the Nasdaq Capital Market, as required by the Nasdaq Hearings Panel (the “Panel”). The letter also informed the Company that pursuant to Listing Rule 5815(d)(4)(B), the Company would be subject to a mandatory Panel monitor for a period of one year from the date of this letter. If, within that one-year monitoring period, the Nasdaq staff (the “Staff”) had found the Company again out of compliance with the requirement that was the subject of the exception, notwithstanding Rule 5810(c)(2), the Company would not have been permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not have been permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Nasdaq will issue a delist determination letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened hearings panel if the initial Panel is unavailable. The Company would have the opportunity to respond/present to the hearings panel as provided by Listing Rule 5815(d)(4)(C). We effected a 1-for-2.5 reverse stock split of our Common Stock on December 31, 2024, at 11:59 pm Eastern time and a 1-for-6 reverse stock split of our Common Stock on April 3, 2025, at 11:59 pm Eastern time, intended to help us maintain compliance with the Nasdaq listing requirements. On December 10, 2025, the closing price of our Common Stock on the Nasdaq Capital Market was $1.72 per share. We could in the future again fail to comply with Nasdaq listing requirements related to the minimum bid price for our Common Shares.

Moreover, under Listing Rule 5101, Nasdaq has broad discretionary authority over the continued listing of securities in Nasdaq in order to, among other things, maintain the quality of and public confidence in its market and protect investors and the public interest. Nasdaq may suspend or delist particular securities based on any event, condition or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued listing on Nasdaq. Several other Nasdaq-listed companies have disclosed that such companies received notification letters from Nasdaq in the second quarter of 2025 and such disclosure stated that Nasdaq had determined to delist such companies’ respective securities pursuant to its discretionary authority under Listing Rule 5101 and that Nasdaq determined that such companies’ issuance of securities raised public interest concerns because of the substantial dilution to stockholders. Nasdaq may determine to use its discretionary authority to suspend or delist our Common Shares if they deem doing so to be in the public interest, including on the basis of the terms of this offering and in particular on the dilutive nature of the terms of the Common Warrants.

If we were to determine it necessary to effect another reverse stock split of our Common Stock in order to attempt to comply with the Nasdaq minimum bid price requirement, such reverse split likely to result in a decrease in the exercise price and an increase in the number of shares of our Common Stock issuable upon exercise of our outstanding Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants, and may negatively affect the trading price of our Common Stock. The conversion price of our Series A Convertible Preferred Shares would also adjust in the event of certain adjustments to the consideration per share of Common Stock payable upon exercise of our outstanding warrants.

In addition, we may be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity, number or market value of shares of our Common Stock held by non-affiliates or market values of our Common Stock, in which case our Common Stock could be delisted.

If our Common Stock were to be delisted, the liquidity of our Common Stock would be adversely affected, and the market price of our Common Stock could decrease. In addition, the delisting of our Common Stock from a national exchange would have a material adverse effect on our access to capital markets, and any limitation on market liquidity or reduction in the price of our Common Stock as a result of that delisting could materially adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

If we are unable to maintain compliance with Nasdaq listing requirements, our Common Stock may be suspended or delisted at the discretion of Nasdaq. If a suspension or delisting of our Common Stock were to occur, there would be significantly less liquidity in the suspended or delisted Common Stock. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired. There can be no assurance that we will maintain compliance in the future.

Our amended and restated articles of incorporation and amended and restated bylaws contain anti-takeover provisions that may discourage, delay or prevent (1) our merger or acquisition, (2) the removal of incumbent directors and officers and (3) the ability of public shareholders to benefit from a change in control.

Our amended and restated articles of incorporation and amended and restated bylaws contain certain anti- takeover provisions. These provisions include blank check preferred stock, the prohibition of cumulative voting in the election of directors, a classified Board of Directors, advance written notice for shareholder nominations for directors, removal of directors only for cause, advance written notice of shareholder proposals for the removal of directors and limitations on action by shareholders. These anti-takeover provisions, either individually or in the aggregate, may discourage, delay or prevent (1) our merger or acquisition by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest, (2) the removal of incumbent directors and officers, and (3) the ability of public shareholders to benefit from a change in control. These anti-takeover provisions could substantially impede the ability of shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our Common Shares and shareholders’ ability to realize any potential change of control premium.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

In addition, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company.

For as long as we take advantage of the reduced reporting obligations, the information that we provide our shareholders may be different from information provided by other public companies.

Imperial Petroleum will be able to exert considerable control over matters on which our shareholders are entitled to vote.

In connection with the contribution of the vessels comprising our initial fleet to us by Imperial Petroleum and $5,000,000 in working capital in connection with our Spin-Off, we issued 600,000 Series A Convertible Preferred Shares to Imperial Petroleum. These Series A Convertible Preferred Shares vote with our Common Shares and each Series A Convertible Preferred Share entitles the holder thereof to the right to cast a number of votes for all matters on which our shareholders are entitled to vote equal to the number of Common Shares into which such shares are convertible multiplied by 30, subject to certain limitations that will prevent the Imperial Petroleum from exercising more than 49.99% of the aggregate voting power derived from any voting security then held by Imperial Petroleum on any matter put to shareholders, and as of November 30, 2025, Imperial Petroleum and its affiliates had 49.99% of the aggregate voting power of our outstanding stock. While the Imperial Petroleum has no agreement, arrangement or understanding relating to the voting of the Series A Convertible Preferred Shares, it is able to influence the outcome of matters on which our shareholders are entitled to vote, including the election of directors and other significant corporate actions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, merger, consolidation, takeover or other business combination. This concentration of ownership could also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could in turn have an adverse effect on the market price of our shares. So long as Imperial Petroleum continues to own a significant amount of our equity, even though the amount is less than 50% of our voting power, it will continue to be able to exercise considerable influence over our decisions. The interests of Imperial Petroleum may be different from your interests.

Our Common Shares rank junior to the Series A Convertible Preferred Shares with respect to dividends and amounts payable in the event of our liquidation.

Our Common Shares rank junior to our Series A Convertible Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all of our outstanding Series A Convertible Preferred Shares for all past completed dividend periods, no dividends may be declared or paid on our Common Shares subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our Common Shares until we have paid to holders of our Series A Convertible Preferred Shares a liquidation preference equal to $25.00 per share plus accumulated and unpaid dividends. Accordingly, the Series A Convertible Preferred Shares may adversely affect the market price of the Common Shares. In addition, the Series A Convertible Preferred Shares are convertible into our Common Shares, at a conversion price equal to $2.50, which will be further adjusted to the lowest price per share of any security sold in a registered public offering.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The Class D Warrants, Class E Warrants and pre-funded warrants are speculative in nature and purchasers of our Class D Warrants and Class E Warrants will not have any rights of Common Shareholders until such Class D Warrants, Class E Warrants or pre-funded warrants are exercised.

The Class D Warrants, Class E Warrants and pre-funded warrants offered hereby do not confer any rights of Common Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Class D Warrants, Class E Warrants and pre-funded warrants may acquire the Common Shares at an exercise price of $1.20 per Common Share for each Class D Warrant (100% of the public offering price of each Common Unit sold in this offering), subject to adjustments following the Adjustment Period and each Periodic Adjustment, at a nominal exercise price of $0.00001 per Common Share for each Class E Warrant, and at an exercise price of $0.00001 per Common Share for each pre-funded warrant, respectively. Moreover, following this offering, the market value of the Common Warrants and pre-funded warrants is uncertain and there can be no assurance as to the market value of the Common Warrants and pre-funded warrants.

There is no public market for the Class D Warrants, Class E Warrants or pre-funded warrants being offered in this offering and we do not expect one to develop.

There is presently no established public trading market for the Class D Warrants, Class E Warrants or pre-funded warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Class D Warrants, Class E Warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq. Without an active market, the liquidity of the Class D Warrants, Class E Warrants and pre-funded warrants will be limited.

Holders may be subject to tax if we make or fail to make certain adjustments to the exercise price of the Class D Warrants even though holders do not receive a corresponding cash distribution.

The exercise price of the Class D Warrants is subject to periodic adjustment. See “Description of the Securities We Are Offering—Class D Warrants.” If, as a result of an adjustment, a holder’s interest in our assets or earnings and profits is increased, such holder may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash or property. In addition, a failure to adjust (or to adjust adequately) the exercise price after an event that increases a holder’s proportionate interest in the Company could be treated as a deemed taxable dividend to such holder. Holders should consult their tax advisers regarding the proper U.S. federal income tax treatment of any adjustments to (or failure to adjust, or adjust adequately) the exercise price of the Class D Warrants. See “Tax Considerations” for a further discussion of U.S. federal income tax implications for investors.

Future sales or dilution of our equity, including the issuance of shares from Class D Warrant and Class E Warrant exercises which will result in severe dilution, could adversely affect the market price of our Common Shares.

The market price of our Common Shares could decline as a result of actual or anticipated future issuances, including the issuance of shares from Class D Warrant and Class E Warrant exercises, which will result in substantial dilution to existing shareholders. The perception of potential dilution from future issuances could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Shares.

Each Class D Warrant will be immediately exercisable upon issuance and expire five years after the issuance date, and each Class E Warrant will be immediately exercisable upon issuance at a nominal exercise price of $0.00001 per share with no expiration. In accordance with the automatic adjustment feature of the Class D Warrants, on the 10th trading day following the closing of this offering, the exercise price of the outstanding Class D Warrants will automatically reset to the Adjustment Price, and the number of Common Shares underlying the then-outstanding Class D Warrants will be proportionally increased such that the then aggregate exercise price of all such Class D Warrants based on the Adjustment Price, equals the aggregate exercise price of all such Class D Warrants on the original issuance date; provided that no adjustment may result in an increase to the exercise price. Five trading days after the six-month anniversary of the closing of this offering and after every six-month anniversary thereof, the exercise price of the then-outstanding Class D Warrants will be automatically adjusted to equal the greater of (i) the Floor Price based on the Nasdaq Minimum Price as of the date of the applicable six-month anniversary, or (ii) the lesser of (x) the then exercise price and (y) the lowest VWAP during such five-trading-day period, with the number of Common Shares underlying the then-outstanding Class D Warrants remaining unchanged. During the Adjustment Period, the number of Common Shares underlying each Class E Warrant is automatically increased so that each holder of Class E Warrants will, after the adjustment and upon exercise of the Class E Warrant, receive a number of Common Shares equal to (A) the aggregate purchase price such holder paid for the Units divided by the Adjustment Price minus (B) the number of Common Shares issued to such holder as part of the Units purchased in this offering; provided that no adjustment may result in an increase to the exercise price of the Class E Warrant.

Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, as a result of the foregoing provisions, if the Adjustment Price equals the applicable Floor Price of $0.344, in which case (i) the number of Common Shares issuable upon exercise of one Class E Warrant would be approximately 2.488 shares, and the holders of Class E Warrants would receive, in the aggregate, 18,662,790 Common Shares upon exercise of all Class E Warrants following the Adjustment Period, and (ii) the number of Common Shares issuable upon exercise of one Class D Warrant would be approximately 3.488 shares, and the holders of Class D Warrants would receive, in aggregate 26,162,790 Common Shares upon exercise of all Class D warrants following the Adjustment Period.

The maximum aggregate number of Common Shares potentially issuable upon exercise of all Class D Warrants and Class E Warrants issued in this offering would be 44,825,580. Accordingly, the exercise of a large numbers of Series D Warrants and Class E Warrants will result in significant dilution for existing shareholders of the Company and cause drops in the market price for our Class A Shares.

This is a best efforts offering and no minimum amount of securities is required to be sold.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations and growth plans.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $8.0 million from this offering, after deducting Placement Agent fees and expenses payable by us related to this offering, assuming no exercise of the pre-funded warrants, Class D Warrants or Class E Warrants sold in this offering. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering for capital expenditures, including acquisitions of additional vessels which we have not yet identified, working capital and for other general corporate purposes, or a combination thereof.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

CAPITALIZATION

The following table sets forth our consolidated capitalization at September 30, 2025:

•	on an actual basis;

•

on an as adjusted basis to give effect to the following transactions, between October 1, 2025 and December 5, 2025: (i) dividends relating to our Series A Convertible Preferred Shares amounting to $0.1 million, (ii) the issuance of an aggregate of 321,971 shares of common stock on a net cashless exercise of 251,124 Class B-2 warrants and 483,518 Class C-2 warrants, and (iii) the issuance of 800,000 shares of common stock to certain institutional investors on October 9, 2025 at an offering price of $2.50 per share for total proceeds of $2.0 million and net proceeds of $1.7 million, and

•

on an as further adjusted basis to give effect to (i) the issuance and sale of 1,700,000 Common Units at a public offering price of $1.20 per Common Unit and 5,800,000 Pre-Funded Units at a public offering price of $1.19999 per Pre-Funded Unit (assuming no exercise of the pre-funded warrants, Class D Warrants or Class E Warrants, that no value is attributed to such warrants and that such warrants are classified as and accounted for as equity), and (ii) total expenses of offering amount, which include estimated registration, filing and listing fees, printing fees and legal and accounting expenses amounting to $450,000 and a Placement Agent fee of 6.0% of the aggregate gross cash proceeds of the offering and assuming no exercise of the pre-funded warrants, Class D Warrants or Class E Warrants issued in this offering.

Other than these adjustments, there have been no other material changes to our capitalization from debt or equity issuances, re-capitalizations, special dividends, or debt repayments as adjusted in the table below between October 1, 2025 and the date of this prospectus.

Please refer to our Report on Form 6-K filed with the SEC on November 18, 2025, which includes our preliminary financial results* for the three and nine months ended September 30, 2025 and 2024 incorporated by reference herein.

	As of September 30, 2025 (in U.S. Dollars)
	Actual	As Adjusted	As Further Adjusted
Debt:
Bank debt	—	—	—

Total long term debt	—	—	—

Stockholders’ equity(1)(2):
Capital stock ($0.01 par value, 2,000,000,000 shares authorized, 1,596,407 shares issued and outstanding as at September 30, 2025, 2,718,378 as adjusted, 4,418,378 shares as further adjusted)	$15,964	$27,184	$44,184
Preferred stock	6,000	6,000	6,000
Additional paid-in capital	75,818,206	77,486,986	85,479,928
Retained earnings	3,130,190	2,992,690	2,992,690

Total stockholders’ equity	78,970,360	80,512,860	88,522,802

Total capitalization	$78,970,360	$80,512,860	$88,522,802

*

Neither C3is Inc.’s independent accountants, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the preliminary financial results for the three and nine months ended September 30, 2025 and 2024 incorporated by reference herein, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the preliminary financial results.

(1)

Under our amended and restated articles of incorporation we are authorized to issue up to 2,000,000,000 shares of common stock, of which 1,596,407 shares of common stock were issued and outstanding as of September 30, 2025 and 2,718,378 shares of common stock were issued and outstanding as November 30, 2025, and 200,000,000 shares of preferred stock, of which 600,000 shares have been designated as Series A Convertible Preferred Stock, with have a liquidation preference of $25.00 per share and a conversion price of $2.50, subject to adjustment, and 600,000 shares of which are issued and outstanding as of September 30, 2025 and November 30, 2025.

(2)	The number of Common Shares outstanding in the above table, excludes as of November 30, 2025:

•

6,000,000 Common Shares issuable upon conversion of the 600,000 shares of Series A Convertible Preferred Stock which are convertible into our Common Shares at a conversion price currently equal to $2.50. The conversion price will be further adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of shares of Series A Convertible Preferred Stock. See “Description of Capital Stock—Series A Convertible Preferred Shares.”

•	3,177 Common Shares issuable upon the exercise of outstanding Class A Warrants with an exercise price of $1,575.00 per share. See “Description of Capital Stock—Warrants—Class A Warrants.”

•

52,511 Common Shares issuable upon the exercise of outstanding Class B-1 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration. See “Description of Capital Stock—Warrants—Class B-1 Warrants.”

•

2,316,754 Common Shares issuable upon the exercise of outstanding Class B-2 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events. See “Description of Capital Stock—Warrants—Class B-2 Warrants.”

•

12,649 Common Shares issuable upon the exercise of outstanding Class C-1 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration. See “Description of Capital Stock—Warrants—Class C-1 Warrants.”

•

2,410,210 Common Shares issuable upon the exercise of outstanding Class C-2 Warrants with an exercise price of $3.0391 per share, subject to adjustment upon the occurrence of certain events. See “Description of Capital Stock—Warrants—Class C-2 Warrants.”

•	Common Shares issuable upon the exercise of the pre-funded warrants, Class D Warrants, or Class E Warrants issued as part of this offering.

DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Our board of directors will, however, evaluate our dividend policy consistent with our cash flows and liquidity requirements and we may consider paying dividends on our common stock depending on future performance of our business and financial condition. Declaration and payment of any future dividend is subject to the discretion of our Board of Directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, or other financing arrangements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors, and will be subject to the priority of our Series A Convertible Preferred Stock, which, as described elsewhere in this prospectus, earn dividends at a dividend rate of 5.00% per annum per $25.00 of liquidation preference per share. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment thereof.

DILUTION

Dilution or accretion is the amount by which the offering price paid by the purchasers of our Units in this offering exceeds or is lower than, respectively, the net tangible book value per Common Share after the offering. Net tangible book value per Common Share represents our total tangible assets less total liabilities divided by the number of Common Shares outstanding.

Our net tangible book value per share as of September 30, 2025 was $49.47. Our pro forma net tangible book value as of September 30, 2025 after giving effect to the issuance of an aggregate of 321,971 common shares upon the cashless exercise of 251,124 Class B-2 warrants and 483,518 Class C-2 warrants in October 2025, the issuance of 800,000 shares of common stock to certain institutional investors on October 9, 2025 at an offering price of $2.50 per share, and the dividends relating to our Series A Convertible Preferred Shares, was $80.5 million in total and $29.62 per Common Share.

Accretion to New Investors if the Maximum Offering Amount is Sold

As adjusted to give effect to the sale by us of 1,700,000 Common Units and 5,800,000 Pre-Funded Units, offered by this prospectus, and after deducting the estimated placement agent fees and estimated offering expenses payable by us, our adjusted pro forma net tangible book value as of September 30, 2025 would have been $88.5 million, or $20.04 per Common Share. This represents immediate accretion of approximately $18.84 per share to new investors purchasing our Common Shares in this offering.

The following table illustrates this calculation on a per share basis:

Public offering price per Common Unit	$1.20
Pro Forma net tangible book value per share as of September 30, 2025	$29.62
Decrease per share to existing shareholders attributable to new investors in this offering	$9.58
As-adjusted pro forma net tangible book value per share as of September 30, 2025, after giving effect to this offering	$20.04
Accretion per share to new investors in this offering	$18.84

The number of Common Shares shown above to be outstanding after this offering is based on the 1,596,407 Common Shares outstanding on September 30, 2025, as adjusted for the issuance of 321,971 Common Shares upon the cashless exercise of 251,124 Class B-2 warrants and 483,518 Class C-2 warrants in October 2025 and the issuance of 800,000 shares of common stock to certain institutional investors on October 9, 2025 at an offering price of $2.50 per share, and assumes (1) no exercise of the pre-funded warrants, (2) no exercise of the Class D Warrants or Class E Warrants issued in this offering, (3) no exercise of our outstanding Class A Warrants, Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants and (4) no conversion of our outstanding Series A Convertible Preferred Shares. See “Description of Capital Stock—Series A Convertible Preferred Stock,—Class B-1 Warrants, —Class B-2 Warrants, —Class C-1 Warrants and —Class C-2 Warrants.” If holders of pre-funded warrants exercise all of the pre-funded warrants offered hereby, the pro forma as adjusted net tangible book value per Common Share after giving effect to this offering would be $8.66 per share, and the accretion in net tangible book value per share to investors in this offering would be $7.46 per share.

Dilution/Accretion to New Investors Upon Exercise of Class D and Class E Warrants

Upon exercise of the Class D Warrants and the Class E Warrants, our as-adjusted pro forma net tangible book value per share will decrease further, including to a greater degree after any decrease in the exercise price of the Class D Warrants and increase in the number of shares issuable upon exercise of the Class D Warrants and Class E Warrants after the Adjustment Period pursuant to the adjustment provisions of such warrants. The following table illustrates our adjusted pro forma net tangible book value per share and the accretion or dilution per share assuming full exercise of the Class D Warrants and Class E Warrants at the specified assumed Adjustment Prices that may apply after the Adjustment Period.

Adjustment Price:*	$1.20	$0.96	$0.72	$0.48	$0.344
Shares issuable upon full exercise of Class D Warrants / Class E Warrants*	7,500,000/0	9,375,000 / 1,875,000	12,500,000/ 5,000,000	18,750,000 / 11,250,000	26,162,790 / 18,662,790
Proceeds from Class D Warrants/Class E Warrants Full Exercise	$9.0 million / $0	$9.0 million / $18.75	$9.0 million / $50.00	$9.0 million / $112.50	$9.0 million / $186.63
As-further-adjusted pro forma net tangible book value per share as of September 30, 2025, after giving effect to this offering and assuming full exercise of the pre-funded warrants, Class D Warrants and Class E Warrants	$5.50	$4.54	$3.52	$2.42	$1.77
Accretion per share to new investors in this offering	$4.30	$3.34	$2.32	$1.22	$0.57

*

Based on the public offering price of $1.20 per Common Unit and the Nasdaq Minimum Price of $1.72, with the illustrative Adjustment Prices set forth in above table representing declines of 0%, 20%, 40% and 60% from such public offering price and $0.344 (which equals the Floor Price applicable to the Adjustment Period).

The exercise price of the Class D Warrants (but not the Class E Warrants) may further decrease following each Periodic Adjustment; however, the number of shares issuable upon exercise of the Class D Warrants (and Class E Warrants) will not be further adjusted after the Adjustment Period. Accordingly, to the extent the Class D Warrants are not exercised until after such a decrease in exercise price in connection with a Periodic Adjustment, we would receive less proceeds from the exercise of the Class D Warrants in return for the issuance of the same number of shares. For example, if (i) the exercise price of the Class D Warrants was adjusted to the Floor Price applicable after the Adjustment Period, which is $0.344, resulting in each Class D Warrant being exercisable for 3.5 Common Shares and (ii) all Class D Warrants were exercised after a subsequent Periodic Adjustment resulted in the Class D Warrant exercise price further decreasing to the applicable price per share specified in the following table, it would result in the corresponding pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering and dilution per share to news investors in this offering set forth in the following table:

Class D Warrant Periodic Adjustment Price:*	$0.30	$0.20	$0.10
Shares issuable upon full exercise of Class D Warrants / Class E Warrants*	26,162,790/ 18,662,790	26,162,790 / 18,662,790	26,162,790 / 18,662,790
Proceeds from Class D Warrants / Class E Warrants Full Exercise	$7,848,837 / 186.63	$5,232,558 / 186.63	$2,616,279 / 186.63
As-further-adjusted pro forma net tangible book value per share as of September 30, 2025, after giving effect to this offering and assuming full exercise of the pre-funded warrants, Class D Warrants and Class E Warrants	$1.75	$1.70	$1.66
Accretion per share sold to new investors in this offering at $1.20	$0.55	$0.50	$0.46

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our amended and restated by-laws, which have been filed as an exhibit hereto. The Marshall Islands Business Corporations Act, or BCA, may also affect the terms of these securities.

Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. All of our shares of stock are in registered form. As of November 30, 2025, we had 2,718,378 shares of common stock outstanding. As of November 30, 2025, we also had outstanding Class A Warrants to purchase up to 3,177 shares of common stock at an exercise price of $1,575.00 per share, outstanding Class B-1 Warrants to purchase up to 52,511 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, or pursuant to zero cash exercise option for no consideration, outstanding Class B-2 Warrants to purchase up to 2,316,754 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, outstanding Class C-1 Warrants to purchase up to 12,649 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, or pursuant to zero cash exercise option for no consideration, and outstanding Class C-2 Warrants to purchase up to 2,410,210 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, and 600,000 Series A Convertible Preferred Shares, with an aggregate liquidation preference of $15,000,000 and a conversion price of $2.50, subject to adjustment, issued and outstanding.

Common Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 2,000,000,000 shares of common stock, par value $0.01 per share, of which 2,718,378 were issued and outstanding as of November 30, 2025. As of November 30, 2025, we also had outstanding Class A Warrants to purchase up to 3,177 shares of common stock at an exercise price of $1,575.00 per share, outstanding Class B-1 Warrants to purchase up to 52,511 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, or pursuant to zero cash exercise option for no consideration, outstanding Class B-2 Warrants to purchase up to 2,316,754 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, outstanding Class C-1 Warrants to purchase up to 12,649 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, or pursuant to zero cash exercise option for no consideration, and outstanding Class C-2 Warrants to purchase up to 2,410,210 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, and 600,000 Series A Convertible Preferred Shares, with an aggregate liquidation preference of $15,000,000 and a conversion price of $2.50, issued and outstanding.

Each outstanding Common Share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the shareholders. Holders of our Common Shares (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued Common Shares when issued will be fully paid for and non-assessable.

At a special meeting of shareholders on March 20, 2025, our shareholders approved one or more amendments of the Company’s amended and restated articles of incorporation to effect one or more reverse stock splits of the shares of our common stock issued and outstanding at the time of the reverse split at an exchange ratio of between one-for-two and one-for-1,000, and cumulatively no more than one-for-1,000, with the Board of Directors to determine, in its sole discretion, whether to implement any reverse stock split, as well as the specific timing and ratio, within such approved range of ratios; provided that any such split is implemented prior to the third anniversary of such meeting.

Preferred Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share, of which 600,000 shares are designated as Series A Convertible Preferred Shares all of which were issued and outstanding on November 30, 2025. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the relative voting power of the holders of our Common Shares. See “—Series A Convertible Preferred Shares” below.

Distribution Agent, Transfer Agent and Registrar

Equiniti Trust Company, LLC serves as transfer agent and registrar for the C3is Common Shares and warrant agent for the Class A Warrants.

Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “CISS.”

Warrants

General. As of November 30, 2025, we had outstanding Class A Warrants to purchase up to 3,177 shares of common stock at an exercise price of $1,575.00 per share, outstanding Class B-1 Warrants to purchase up to 52,511 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, or pursuant to zero cash exercise option for no consideration, outstanding Class B-2 Warrants to purchase up to 2,316,754 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, outstanding Class C-1 Warrants to purchase up to 12,649 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment, or pursuant to zero cash exercise option for no consideration, and outstanding Class C-2 Warrants to purchase up to 2,410,210 shares of common stock at an exercise price of $3.0391 per share, subject to adjustment.

Class A Warrants

The following summary of certain terms and provisions of the Class A Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrants, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. The Class A Warrants are exercisable at any time after their original issuance, of July 5, 2023, up to the date that is five years after their original issuance (July 5, 2028). The Class A Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Class A Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Class A Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Class A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class A Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Class A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants that would result in the holder beneficially owning in excess of 4.99% (or, upon election by a holder prior to the issuance of any Class A warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Class A Warrants is $1,575.00 per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the Class A Warrants, may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class A Warrants. Without an active trading market, the liquidity of the Class A Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Class A Warrants, or by virtue of such holder’s ownership of our common stock, the holder of a Class A Warrant, does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class A Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrant, in the event of certain fundamental transactions, the holders of the Class A Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants on the date of consummation of such fundamental transaction.

Governing Law. The Class A Warrants and related warrant agency agreement are governed by New York.

Class B-1 Warrants

The following summary of certain terms and provisions of the Class B-1 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class B-1 Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. Each Class B-1 Warrant entitles its holder to purchase one Common Share at an exercise price of $3.0391 per share, subject to adjustment. Each Class B-1 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of January 23, 2024. Each Class B-1 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased, provided, however, that if at the time of exercise, there is no effective registration statement, or the prospectus contained therein is not available, for the issuance of Common Shares underlying the Class B-1 Warrants, a holder may, in its sole discretion, elect to exercise the Class B-1 Warrant through a cashless exercise, in which case such holder will receive a number of Common Shares determined according to the formula set forth in the form of the Class B-1 Warrant. If the holder of any Class B-1 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class B-1 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class B-1 Warrants on any securities exchange or nationally recognized trading system.

A holder may also effect a “zero cash exercise option” at any time while the Class B-1 Warrant is outstanding. In such event, the aggregate number of shares issuable in such alternative cashless exercise will be equal to the number of Class B-1 Warrants being exercised and we would receive no consideration. Accordingly, we believe it is highly unlikely that a holder of the Class B-1 Warrants would pay an exercise price in cash to receive one Common Share when the holder could instead choose the zero cash exercise option and pay no cash to receive one Common Share.

Exercise Limitation. A holder will not have the right to exercise any portion of Class B-1 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class B-1 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99% by giving written notice to us.

Exercise Price. The exercise price of the Class B-1 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class B-1 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class B-1 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class B-1 Warrant then in effect, the exercise price will be reduced to such price, provided that, the exercise price will not be less than $150.00.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class B-1 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class B-1 Warrant. Additionally, as more fully described in the Class B-1 Warrants, in the event of certain fundamental transactions, the holders of the Class B-1 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class B-1 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class B-1 Warrants, a Class B-1 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class B-1 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class B-1 Warrants.

Class B-2 Warrants

The following summary of certain terms and provisions of the Class B-2 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class B-2 Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. Each Class B-2 Warrant entitles its holder to purchase one Common Share at an exercise price of $3.0391 per share, subject to adjustment. Each Class B-2 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of January 23, 2024. Each Class B-2 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased. If the holder of any Class B-2 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class B-2 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class B-2 Warrants on any securities exchange or nationally recognized trading system.

Exercise Limitation. A holder will not have the right to exercise any portion of Class B-2 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class B-2 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99% by giving written notice to us.

Exercise Price. The exercise price of the Class B-2 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class B-2 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such five day period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class B-2 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class B-2 Warrant then in effect, the exercise price will be reduced to such price, provide that, the exercise price will not be less than $150.00, and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class B-2 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class B-2 Warrant.

Additionally, as more fully described in the Class B-2 Warrants, in the event of certain fundamental transactions, the holders of the Class B-2 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class B-2 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class B-2 Warrants, a Class B-2 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote, or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class B-2 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class B-2 Warrants.

Class C-1 Warrants

The following summary of certain terms and provisions of the Class C-1 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class C-1 Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. Each Class C-1 Warrant entitles its holder to purchase one Common Share at an exercise price of $3.0391 per share, subject to adjustment. Each Class C-1 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of March 19, 2024. Each Class C-1 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased, provided, however, that if at the time of exercise, there is no effective registration statement, or the prospectus contained therein is not available, for the issuance of Common Shares underlying the Class C-1 Warrants, a holder may, in its sole discretion, elect to exercise the Class C-1 Warrant through a cashless exercise, in which case such holder will receive a number of Common Shares determined according to the formula set forth in the form of the Class C-1 Warrant. If the holder of any Class C-1 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class C-1 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class C-1 Warrants on any securities exchange or nationally recognized trading system.

A holder may also effect a “zero cash exercise option” at any time while the Class C-1 Warrant is outstanding. In such event, the aggregate number of shares issuable in such alternative cashless exercise will be equal to the number of Class C-1 Warrants being exercised and we would receive no consideration. Accordingly, we believe it is highly unlikely that a holder of the Class C-1 Warrants would pay an exercise price in cash to receive one Common Share when the holder could instead choose the zero cash exercise option and pay no cash to receive one Common Share.

Exercise Limitation. A holder will not have the right to exercise any portion of Class C-1 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class C-1 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99% by giving written notice to us.

Exercise Price. The exercise price of the Class C-1 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class C-1 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class C-1 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class C-1 Warrant then in effect, the exercise price will be reduced to such price, provided that, the exercise price will not be less than the greater of (1) twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A), on the original issuance date of the Class C-1 Warrants of March 19, 2024, which equals to $9.00, or (2) $0.10.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class C-1 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class C-1 Warrant. Additionally, as more fully described in the Class C-1 Warrants, in the event of certain fundamental transactions, the holders of the Class C-1 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class C-1 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class C-1 Warrants, a Class C-1 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class C-1 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class C-1 Warrants.

Class C-2 Warrants

The following summary of certain terms and provisions of the Class C-2 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class C-2 Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. Each Class C-2 Warrant entitles its holder to purchase one Common Share at an exercise price of $3.0391 per share, subject to adjustment. Each Class C-2 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of March 19, 2024. Each Class C-2 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased. If the holder of any Class C-2 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class C-2 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class C-2 Warrants on any securities exchange or nationally recognized trading system.

Exercise Limitation. A holder will not have the right to exercise any portion of Class C-2 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class C-2 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99% by giving written notice to us.

Exercise Price. The exercise price of the Class C-2 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class C-2 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such five day period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class C-2 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class C-2 Warrant then in effect, the exercise price will be reduced to such price, provided that, the exercise price will not be less than the greater of (1) twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A), on the original issuance date of the Class C-1 Warrants of March 19, 2024, which equals to $9.00, or (2) $0.10, and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class C-2 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class C-2 Warrant. Additionally, as more fully described in the Class C-2 Warrants, in the event of certain fundamental transactions, the holders of the Class C-2 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class C-2 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class C-2 Warrants, a Class C-2 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote, or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class C-2 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class C-2 Warrants.

Series A Convertible Preferred Shares

General. We have 600,000 Series A Convertible Preferred Shares authorized, and 600,000 Series A Convertible Preferred Shares issued and outstanding, all of which are held by Imperial Petroleum. The Series A Convertible Preferred Shares entitle the holder thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series A Convertible Preferred Shares are fully paid and non-assessable. Each share of Series A Convertible Preferred Shares has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared.

The Series A Convertible Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Convertible Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. We have no obligation to redeem or repurchase any Series A Convertible Preferred Shares at any time.

Liquidation Preference. The holders of issued and outstanding Series A Convertible Preferred Shares are entitled, upon the occurrence of a Liquidation Event (as defined below), to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to (but not including) the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our Common Shares or any other Junior Securities. In the event that our assets available for distribution to holders of the issued and outstanding Series A Convertible Preferred Shares and any Parity Securities (as defined below) are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Convertible Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding shares of Series A Convertible Preferred Shares and Parity Securities, our remaining assets and funds will be distributed among the holders of the Common Shares and any other Junior Securities (as defined below) then issued and outstanding according to their respective rights. “Liquidation Event” for purposes of the Series A Convertible Preferred Shares is any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary. Neither the sale of all or substantially all of the property or business of the Company nor the consolidation or merger of the Company with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

Dividends. Cumulative dividends on our Series A Convertible Preferred Shares are payable in cash or, at our election, in our Common Shares, valued at the volume-weighted average price of the common stock for the 10 trading days prior to the dividend payment date, quarterly on each January 15, April 15, July 15 and October 15, commencing October 15, 2023, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day. The dividend rate for our Series A Convertible Preferred Shares is 5.0% per annum per $25.00 of liquidation preference per share (equal to $1.25 per annum per share) and is not subject to adjustment.

No dividend may be declared or paid or set apart for payment on any Junior Securities (as defined below) (other than dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series A Convertible Preferred Shares and any Parity Securities (as defined below) through the most recent respective dividend payment dates.

Conversion. Our Series A Convertible Preferred Shares are convertible into our Common Shares at the holder’s option at any time and from time to time, commencing 90 days after the original issue date of the Series A Convertible Preferred Shares, at a conversion price equal to 150% of the volume weighted average price per Common Share over the five consecutive trading day period commencing on the trading day immediately succeeding the original issuance date of the Series A Convertible Preferred Shares (adjusted for any stock splits, reverse stock splits or stock dividends). The conversion price is adjusted to the lowest price of issuance of common stock by the Company in any registered offering of common stock after the original issuance of Series A Convertible Preferred Stock on June 21, 2023, including any subsequent adjustments of the price for such shares, and, accordingly, has been adjusted to $2.50, accounting for the our sale of common shares at a public offering price of $2.50 in a registered offering completed on October 9, 2025. The conversion price will be further adjusted to the lowest price of issuance of common stock by the Company in any registered offering of common stock after the original issuance of Series A Convertible Preferred Shares, including any subsequent adjustments of the price for such shares.

Voting. The Series A Convertible Preferred Shares entitle Imperial Petroleum to a number of votes equal to the number of our Common Shares into which the shares are then convertible multiplied by 30 provided however, that voting rights may not be exercised pursuant to Series A Convertible Preferred Shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series A Convertible Preferred Shares, Common Shares or otherwise) exceeding 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Convertible Preferred Shares, voting as a single class, we may not (i) adopt any amendment to our articles of incorporation or Statement of Designations that adversely affects the Series A Convertible Preferred Shares, (ii) issue any Parity Securities if the cumulative dividends payable on outstanding Series A Convertible Preferred Shares are in arrears, (iii) create or issue any Senior Securities, (iv) effect, or enter into any agreement to effect, a change of control or sale of all or substantially all of the Company’s consolidated assets or (v) modify or change the nature of the Company’s or any subsidiary’s business.

Ranking. The Series A Convertible Preferred Shares, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•

senior to all classes of our Common Shares, and to each other class or series of shares established after the initial issue date of the Series A Convertible Preferred Shares by our board of directors, the terms of which class or series expressly provide that it is made junior to the Series A Convertible Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Junior Securities”);

•

on a parity with any class or series of shares established after the initial issue date of the Series A Convertible Preferred Shares by our board of directors, the terms of which class or series are not expressly subordinated or senior to the Series A Convertible Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Parity Securities”); and

•

junior to (i) all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and (ii) each class or series of capital stock expressly made senior to the Series A Convertible Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such shares described in this clause (ii), the “Senior Securities”).

Under the Statement of Designations, we may issue Junior Securities and Parity Securities from time to time in one or more series without the consent of the holders of the Series A Convertible Preferred Shares. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue additional Senior Securities is limited as described above.

Transferability; Other. The Series A Convertible Preferred Shares are not transferable, and we do not intend to list the Series A Convertible Preferred Shares on any securities exchange or other trading market.

Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation, as amended, and amended and restated bylaws are filed as Exhibit 3.1 and 3.2, respectively, hereto.

Purpose.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act (“BCA”). Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the Board of Directors. Our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Directors.

Our directors are elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting.

The Board of Directors may change the number of directors by a vote of a majority of the entire board. Each director shall be elected to serve until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The Board of Directors has the authority to fix the amounts which shall be payable to the members of our Board of Directors for attendance at any meeting or for services rendered to us.

Dissenters’ Rights of Appraisal and Payment.

Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting stockholder under the BCA to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of the stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting stockholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation. In the event of any further amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the circuit court in the judicial circuit in the Marshall Islands in which our Marshall Islands office is situated. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Stockholders’ Derivative Actions.

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents.

Several provisions of our articles of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock.

Under the terms of our articles of incorporation, our Board of Directors has authority, without any further vote or action by our stockholders, to issue up to 200,000,000 shares of blank check preferred stock, of which

600,000 shares have been designated Series A Convertible Preferred Stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors.

Our articles of incorporation provide for a Board of Directors serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

Election and Removal of Directors.

Our articles of incorporation and bylaws prohibit cumulative voting in the election of directors. Our bylaws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our bylaws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Calling of Special Meetings of Stockholders.

Our bylaws provide that special meetings of our stockholders may be called only by resolution of our Board of Directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual meeting. If, however, the date of our annual meeting is more than 30 days before or 60 days after the first anniversary date of the previous year’s annual meeting, a stockholder’s notice must be received at our principal executive offices by the later of (i) the close of business on the 90th day prior to the annual meeting date or (ii) the close of business on the tenth day following the date on which such annual meeting date is first publicly announced or disclosed by us. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Business Combinations.

Our articles of incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an interested stockholder. Interested stockholders generally include:

•	persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation; and

•

persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation’s outstanding voting stock at any time within three years before the date on which the person’s status as an interested stockholder is determined.

•	Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of the corporation or any direct or indirect majority-owned subsidiary of the company;

•

the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation, determined on a consolidated basis, or the aggregate value of all the outstanding stock of the corporation;

•	certain transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the interested stockholder; and

•	any receipt by the interested stockholder of the benefit (except as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions of our articles of incorporation do not apply to a business combination if:

•	before a person becomes an interested stockholder, the board of directors of the corporation approves the business combination or transaction in which the stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than certain excluded shares;

•

following a transaction in which the person became an interested stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders, and not by written consent, by the vote of the holders of at least two-thirds of the voting stock of the corporation not owned by the stockholder; or

•	a transaction with a stockholder that was or became an interested stockholder at the time the Spin-Off Distribution was consummated.

Material Contracts

We have entered into a management agreement with Brave Maritime, as described in “Related Party Transactions—Management Arrangements.” There are no other material contracts, other than contracts entered into in the ordinary course of business, to which the Company or any of its subsidiaries is a party.

Quantitative and Qualitative Disclosures about Market Risk

Our risk management policy

Our primary market risks relate to adverse movements in freight rates for drybulk carriers and crude oil tankers and any declines that may occur in the value of our assets which are made up primarily of drybulk carriers and crude oil tankers. Our policy is to also continuously monitor our exposure to other business risks, including the impact of changes in interest rates, currency rates, and bunker prices on earnings and cash flows. We assess these risks and, when appropriate, enter into derivative contracts with credit-worthy counter parties to minimize our exposure to the risks. In regard to bunker prices, as our employment policy for our vessels has continued to be and is expected to continue with a high percentage of our fleet on period employment, we are not directly exposed for the majority of our fleet to increases in bunker fuel prices as these are the responsibility of the charterer under period charter arrangements. For the remainder of the fleet operating in the spot market we do not intend to enter into bunker hedging arrangements.

Interest rate risk

We will be subject to market risks relating to changes in interest rates to the extent we incur floating rate debt under any future loan agreements or other financing arrangements. Currently we have, and during 2024 we had, no interest rate swap agreements outstanding and no outstanding bank debt or other floating rate debt.

Foreign exchange rate fluctuation

We generate all of our revenues in U.S. dollars and incurred about 15.1% of our expenses in currencies other than U.S. dollars in 2024 (2023: 18.7%). For accounting purposes, expenses incurred in other currencies are converted into U.S. dollars at the exchange rate prevailing on the date of each transaction. Due to our relatively low percentage exposure of any particular currency other than our base currency, which is the U.S. dollar we believe that such currency movements will not otherwise have a material effect on us. As such, we do not hedge these exposures as the amounts involved do not make hedging economic. As of November 30, 2025, we have no payment obligations related to the building of vessels in currencies other than U.S. dollars.

We have not and do not intend to enter into foreign currency contracts for speculative purposes.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 1,700,000 Common Units and 5,800,000 Pre-Funded Units. We are offering to each purchaser whose purchase of Common Shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Units. Because one Class D Warrant and one Class E Warrant are being sold together in this offering with each Common Share or, in the alternative, each pre-funded warrant to purchase one Common Share, the number of Class D Warrants and Class E Warrants sold in this offering will not change as a result of a change in the mix of the Common Shares and pre-funded warrants sold. The Units have no standalone rights and will not be certificated or issued as standalone securities. The Common Shares or pre-funded warrants and Class D Warrants and Class E Warrants comprising the Units are immediately separable and will be issued separately in this offering.

Common Shares

Please see the section titled “Description of Capital Stock” in this prospectus for a description of the material terms of our Common Shares and our Articles of Incorporation and Bylaws.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the pre-funded warrants, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.00001. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder will not have the right to exercise any portion of the pre-funded warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage. The pre-funded warrants will be immediately exercisable and may be exercised at any time until they are exercised in full.

If, at the time a holder exercises its pre-funded warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the pre-funded warrants based on market prices of the Common Shares at the time of exercise.

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

We do not intend to apply for the listing of the pre-funded warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the pre-funded warrants will be limited. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the warrant. The pre-funded warrants are governed by New York law.

Class D Warrants

The following summary of certain terms and provisions of the Class D Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class D Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration, Exercise Price and Form

Each Class D Warrant will have an initial exercise price of $1.20 per Class D Warrant, which equals 100% of the public offering price per Common Unit. The Class D Warrants will be immediately exercisable upon issuance and will expire five (5) years after the original issuance date. On the 10th trading day following the closing of this offering, the exercise price of the outstanding Class D Warrants will automatically reset to the Adjustment Price, which shall be the greater of (i) the Floor Price, which is $0.344 based on the Nasdaq Minimum Price immediately prior to the pricing of this offering of $1.72, or (ii) the lesser of (x) the then exercise price and (y) the lowest VWAP of the Common Share during the Adjustment Period, and the number of Common Shares underlying the then-outstanding Class D Warrants will be proportionally increased such that the then aggregate exercise price of all such Class D Warrants based on the Adjustment Price, equals the aggregate exercise price of all such Class D Warrants on the original issuance date; provided that no adjustment may result in an increase to the exercise price. The Floor Price equals 20% of the Nasdaq Minimum Price. Five trading days after the six-month anniversary of the closing of this offering and after every six-month anniversary thereof, the exercise price of the outstanding Class D Warrants will be automatically adjusted to equal the greater of (i) the Floor Price based on the Nasdaq Minimum Price on such six-month anniversary or (ii) the lesser of (x) the then exercise price and (y) the lowest VWAP during each Periodic Adjustment Window, with the number of Common Shares underlying the Class D Warrants remaining unchanged. Holders of Class D Warrants may elect to exercise the Class D Warrants at any time following the original issuance date and prior to the expiration date, including during the Adjustment Period or any Periodic Adjustment Windows, based on the then applicable exercise price.

The adjustment provisions of the Class D Warrants apply upon a cash or cashless, or net, exercise. Upon a cashless exercise of a Class D Warrant, the holder would receive fewer Common Shares than upon a cash exercise of such Class D Warrant, based on the number of underlying Common Shares, valued at market prices at the time of the exercise, necessary to equal the cash exercise price of the exercised Class D Warrant pursuant to a standard net exercise formula.

The Class D Warrants will be issued separately from the Common Shares and may be transferred separately immediately thereafter.

Exercisability

The Class D Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Class D Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Shares (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s Class D Warrants up to 9.99% of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class D Warrants.

Cashless Exercise

If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Class D Warrant based on market prices of the Common Shares at the time of exercise.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Class D Warrants and generally including any reorganization, recapitalization, or reclassification of our Common Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Class D Warrants will be entitled to receive, upon exercise of the Class D Warrants, the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Class D Warrants immediately prior to such fundamental transaction. Additionally, if the Company is not the surviving entity, the successor entity will be required to assume the obligations of the Company under the Class D Warrants, and, at the option of the holder, deliver a security of equivalent value exercisable for shares of the successor entity (or its parent) in a manner that protects the economic value of the Class D Warrants immediately prior to the fundamental transaction. Additionally, as more fully described in the Class D Warrant, in the event of certain fundamental transactions, the holders of the Class D Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the Class D Warrants on the date of consummation of such fundamental transaction.

Transferability

Subject to applicable laws, a Class D Warrant may be transferred at the option of the holder upon surrender of the Class D Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Class D Warrants. Rather, the number of Common Shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Units or Class D Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Class D Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of such securities will be limited. The Common Shares issuable upon exercise of the Class D Warrants are currently listed on Nasdaq.

Rights as a Shareholder

Except as otherwise provided in the Class D Warrants or by virtue of the holders’ ownership of Common Shares, the holders of the Class D Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until such Class D Warrant holders exercise their Class D Warrants.

Form of Warrant

The Class D Warrants will be issued in certificated form as individual warrant agreements to the investors.

Class E Warrants

The following summary of certain terms and provisions of the Class E Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class E Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration, Exercise Price and Form

Each Class E Warrant will have a nominal exercise price of $0.00001 per share. The Class E Warrants will be immediately exercisable upon issuance with no expiration. The number of Common Shares issuable upon the exercise of the Class E Warrants shall be zero. Following the Adjustment Period, the number of Common Shares underlying each Class E Warrant will be automatically increased so that each holder of Class E Warrants will, after the adjustment and upon exercise of the Class E Warrant, receive a number of Common Shares equal to (A) the aggregate purchase price such holder paid for the Units in this offering divided by the Adjustment Price minus (B) the number of Common Shares issued to such holder as part of the Units purchased in this offering. Holders of Class E Warrants may elect to exercise the Class E Warrants at any time following the original issuance date, including during the Adjustment Period, based on the then applicable Adjustment Price. If a holder elects to exercise prior to the expiration of the Adjustment Period, the holder will not receive any further adjustment as to any exercised Class E Warrants but may receive further adjustment for the unexercised portion of the Class E Warrants.

The adjustment provisions of the Class E Warrants apply upon a cash or cashless, or net, exercise. Upon a cashless exercise of a Class E Warrant, the holder would receive fewer Common Shares than upon a cash exercise of such Class E Warrant, based on the number of underlying Common Shares, valued at market prices at the time of the exercise, necessary to equal the cash exercise price of the exercised Class E Warrant pursuant to a standard net exercise formula.

The Class E Warrants will be issued separately from the Common Shares and may be transferred separately immediately thereafter.

Exercisability

The Class E Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Class E

Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Shares (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s Class E Warrants up to 9.99% of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class E Warrants.

Cashless Exercise

If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Class E Warrant based on market prices of the Common Shares at the time of exercise.

Transferability

Subject to applicable laws, a Class E Warrant may be transferred at the option of the holder upon surrender of the Class E Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Class E Warrants. Rather, the number of Common Shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Units or Class E Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Class E Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of such securities will be limited. The Common Shares issuable upon exercise of the Class E Warrants are currently listed on Nasdaq.

Rights as a Shareholder

Except as otherwise provided in the Class E Warrants or by virtue of the holders’ ownership of Common Shares, the holders of the Class E Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until such Class E Warrant holders exercise their Class E Warrants.

Form of Warrant

The Class E Warrants will be issued in certificated form as individual warrant agreements to the investors.

TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax and Marshall Islands tax consequences of the ownership and disposition of the Units consisting of one share of common stock share or one pre-funded warrant to purchase one share of common stock and one Class D Warrant and one Class E Warrant to purchase a certain number of shares of common stock, and of the ownership, exercise, lapse and disposition of the Common Warrants and pre-funded warrants, and of the material U.S. federal and Marshall Islands income tax consequences applicable to us and our operations.

We have not sought, nor do we intend to seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

Marshall Islands Tax Consequences

The following is based on the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

C3is is incorporated in the Marshall Islands. Under current Marshall Islands law, C3is is not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by C3is to holders of its common stock that are not residents or domiciled or carrying any commercial activity in the Marshall Islands. The holders of C3is common stock will not be subject to Marshall Islands tax on the sale or other disposition of such common stock.

United States Federal Income Tax Consequences

The following discussion of United States federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury (the “Treasury Regulations”), all as of the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. This discussion is also based in part upon Treasury Regulations promulgated under Section 883 of the Code. The discussion below is based, in part, on the description of C3is’ business as described in “Business” above and assumes that C3is will conduct its business as described in that section.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to us or each investor. This section does not address all aspects of U.S. federal income taxation that may be relevant to any particular investor based on such investor’s individual circumstances. In particular, this section considers only investors that will own our common stock, pre-funded warrants, or Common Warrants as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to investors that are subject to special treatment, including broker-dealers, insurance companies, taxpayers who have elected mark-to-market accounting, tax-exempt organizations, regulated investment companies, real estate investment trusts, financial institutions or “financial services entities,” taxpayers who hold Common Shares as part of a straddle, hedge, conversion transaction or other integrated transaction, taxpayers required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement,” taxpayers that own 10% or more, directly or constructively, of our equity interests (including any securities treated as common stock for U.S. federal income tax purposes), certain expatriates or former long-term residents of the United States, taxpayers that are subject to the “base erosion and anti-avoidance” tax,” United States Holders (as defined herein) whose functional currency is not the U.S. dollar, and holders of our Series A Convertible Preferred Stock. We have not sought, nor do we intend to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

The following does not address any aspect of U.S. federal gift or estate tax laws, or state or local tax laws. Additionally, the section does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Common Shares through such entities. If a partnership holds C3is common stock, pre-funded warrants or Common Warrants, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common stock, pre-funded warrants or Common Warrants, you are encouraged to consult your tax advisor.

Shareholders should consult their tax advisors regarding the specific tax consequences to them of the acquisition, holding or disposition of our Common Shares, pre-funded warrants, or Common Warrants in light of their particular circumstances.

United States Federal Income Taxation of Our Company

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangement or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States exclusive of certain U.S. territories and possessions constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States. Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883 of the Code, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code and the Treasury Regulations thereunder, C3is will be exempt from United States federal income taxation on its U.S.-source shipping income if:

•	C3is is organized in a foreign country, or its country of organization, that grants an “equivalent exemption” to corporations organized in the United States; and either

•

more than 50% of the value of C3is’ stock is owned, directly or indirectly, by “qualified shareholders,” individuals who are “residents” of a foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

•

C3is’ stock is “primarily and regularly traded on an established securities market” in a country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands jurisdiction where C3is and its shipowning subsidiaries are incorporated, grant an “equivalent exemption” to United States corporations. Therefore, C3is will be exempt from United States federal income taxation in any taxable year with respect to our U.S.-source shipping income if C3is satisfies either the 50% Ownership Test or the Publicly-Traded Test for such taxable year.

C3is does not expect that it will be able to satisfy the 50% Ownership Test for any taxable year due to the anticipated, widely-held nature of its stock.

C3is’ ability to satisfy the Publicly-Traded Test is discussed below.

The Treasury Regulations provide, in pertinent part, that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country. C3is common stock is “primarily traded” on the Nasdaq Capital Market, which is an established securities market for these purposes.

Under the regulations, C3is stock will be considered to be “regularly traded” on an established securities market if one or more classes of its stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market (the “listing threshold”). If C3is Common Shares, in the aggregate, represent more than 50% of its outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, and because C3is common stock is listed on the Nasdaq Capital Market, C3is would satisfy the listing threshold. However, it is possible that C3is’ common stock represents less than 50% of C3is’ outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, and no assurance can be given that C3is will satisfy the listing threshold to qualify for the exemption under Section 883 of the Code for any taxable year. It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year (or 1/6 of the days in the case of a short taxable year); and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year (or as appropriately adjusted in the case of a short taxable year). C3is expects to satisfy the trading frequency and trading volume tests described in this paragraph. Even if this were not the case, the relevant Treasury regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as is the case with its common stock, such class of stock is traded on an established market in the United States, such as the Nasdaq Capital Market, and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the Treasury regulations provide that, in pertinent part, a class of a non-U.S. corporation’s stock will not be considered to be “regularly traded” on an established securities market for any taxable year if 50% or more of the outstanding shares of such class of the corporation’s stock is owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of such class of the corporation’s stock (the “5% Override Rule”).

For purposes of being able to determine the persons who own 5% or more of a class of a corporation’s stock (“5% Stockholders”) the Treasury regulations permit a corporation to rely on Schedule 13D and Schedule 13G filings with the SEC to identify persons who have a 5% or more beneficial interest in such corporation’s common stock, which currently are our sole class of voting stock, other than our Series A Convertible Preferred Stock, which votes in relation the common stock into which it is convertible. The Treasury regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Stockholder for such purposes.

Additionally, we intend to take the position that each of the pre-funded warrants and the Class E Warrants are a separate class of stock for purposes of the Publicly-Traded Test and that therefore the holders of pre-funded warrants and Class E Warrants will not be treated as owners of common stock for purposes of determining the percentage of common stock owned by a stockholder under the 5% Override Rule. However, the precise application of these rules to the pre-funded warrants and the Class E Warrants is unclear and the IRS may disagree with this position.

It is possible that 5% Stockholders may own more than 50% of the C3is common stock. In the event the 5% Override Rule is triggered, the Treasury regulations provide that the 5% Override Rule will nevertheless not apply if C3is can establish that within the group of 5% Stockholders, there are sufficient 5% Stockholders that are considered to be “qualified shareholders” for purposes of Section 883 of the Code to preclude non-qualified 5% Stockholders in the closely-held group from owning 50% or more of the corporation’s common stock for more than half the number of days during the taxable year. To establish this exception to the 5% Override Rule, 5% Stockholders owning a sufficient number of shares of our common stock would have to provide the Corporation with certain information in order to substantiate their status as qualified shareholders. If 5% Stockholders were to own more than 50% of the C3is common stock, there is no assurance that C3is would be able to satisfy the foregoing requirements.

Taxation in Absence of Exemption

If the benefits of Section 883 of the Code are unavailable for any taxable year, C3is’ U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, will be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions (“4% gross basis tax regime”). Since under the sourcing rules described above, no more than 50% of our shipping income is treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income will not exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 of the Code are unavailable and C3is’ U.S. source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at rates of up to 21%. In addition, C3is may be subject to the 30% United States federal “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such United States trade or business.

C3is’ U.S. source shipping income would be considered “effectively connected” with the conduct of a United States trade or business only if:

•	C3is has, or is considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•

Substantially all of C3is’ U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

C3is does not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of C3is’ shipping operations and other activities, C3is believes that none of its U.S. source shipping income will be “effectively connected” with the conduct of a United States trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether C3is qualifies for exemption under Section 883 of the Code, C3is will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by C3is will be considered to occur outside of the United States.

United States Federal Income Taxation of U.S. Holders

The following discussion regarding the material U.S. federal income tax consequences, subject to the limitations described below, to U.S. Holders (as defined below) of acquiring, and of owning and disposing, our common stock, pre-funded warrants, and Common Warrants, does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person.

As used herein, the term “U.S. Holder” means a beneficial owner of C3is common stock, pre-funded warrants or Common Warrants that acquired such shares or warrants in the offering and that is a United States citizen or resident, United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust has in effect a valid election to be treated as a United States person.

If a partnership holds C3is common stock, pre-funded warrants or Common Warrants, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common stock, pre-funded warrants or Common Warrants, you are encouraged to consult your tax advisor.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock or one pre-funded warrant, one Class D Warrant and one Class E Warrant. For U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price paid by such holder for such unit between the common stock or pre-funded warrant, the Class D Warrant and the Class E Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock or pre-funded warrant, each Class D Warrant and each Class E Warrant should be the stockholder’s tax basis in such share or pre-funded warrant, Class D Warrant and Class E Warrant, as the case may be. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock or pre-funded warrant, Class D Warrant and Class E Warrant comprising the Unit, and the amount realized on the disposition should be allocated between the share of common stock or pre-funded warrant, Class D Warrant and Class E Warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). The separation of any of the common stock or pre-funded warrant, the Class D Warrant and the Class E Warrant comprising a Unit from any of the other components of a Unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common stock, pre-funded warrants, Class D Warrants and Class E Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Tax Treatment of the Pre-Funded Warrants and Class E Warrants

We believe that each of our pre-funded warrants and Class E Warrants should be treated as our common stock for U.S. federal income tax purposes, rather than as warrants. Assuming this position is upheld, upon the exercise of a pre-funded warrant or Class E Warrant, the holding period of the pre-funded warrant or the Class E Warrant should carry over to the common stock received. Similarly, no gain or loss should be recognized upon the exercise of a pre-funded warrant or a Class E Warrant and the tax basis of a pre-funded warrant or Class E Warrant, as applicable, should carry over to the common stock received upon exercise, increased by the exercise price of $0.00001 per share (in the case of a pre-funded warrant) or $0.00001 per share (in the case of a Class E Warrant).

In the event that the exercise price or conversion ratio of pre-funded warrants or Class E Warrant is adjusted as a result of an action affecting the common stock, such as a dividend being paid on the common stock, a U.S. Holder may be treated as receiving a distribution from us. Such deemed distributions may be treated as a dividend and may be eligible for preferential tax rates, as described in the next section below.

However, our position is not binding on the IRS and the IRS may treat the pre-funded warrants or the Class E Warrants as warrants to acquire our common stock. You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the pre-funded warrants and the Class E Warrants. The following discussion assumes our pre-funded warrants and Class E Warrants are properly treated as our common stock.

Distributions

Subject to the discussion of passive foreign investment companies below, any distributions made by C3is with respect to its common stock to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” to the extent of C3is’ current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of C3is’ current or accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis their common stock on a dollar-for-dollar basis and thereafter as capital gain. Because C3is is not a United States corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends received deduction with respect to any distributions such corporate U.S. Holders receive. Dividends paid with respect to the C3is common stock will generally be treated as “passive category income” or, in the case of certain types of U.S. Holders, “general category income” for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

Dividends paid on the C3is common stock to a U.S. Holder who is an individual, trust or estate (a “U.S. Individual Holder”) are expected generally to be treated as “qualified dividend income” provided certain requirements are met. Qualified dividend income is taxable to such U.S. Individual Holders at preferential tax rates provided that (1) C3is is not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which as discussed below, C3is does not believe it is, has been or will be), (2) the C3is common stock are readily tradable on an established securities market in the United States (such as the Nasdaq Capital Market, on which the C3is common stock will be listed), (3) the U.S. Individual Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock become ex-dividend, and (4) the U.S. Individual Holder is not under an obligation (whether pursuant to a short sale or otherwise) to make payments with respect to positions in similar or related property. There is no assurance that any dividends paid on the C3is common stock will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Any dividends paid by C3is that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any “extraordinary dividend,” which is generally a dividend paid by C3is in an amount which is equal to or in excess of ten percent of a stockholder’s adjusted tax basis (or fair market value in certain circumstances) in C3is common stock. If C3is pays an “extraordinary dividend” on its common stock that is treated as “qualified dividend income,” then any loss derived by a U.S. Individual Holder from the sale or exchange of such common stock will be treated as long-term capital loss to the extent of such dividend.

For foreign tax credit purposes, if at least 50 percent of our stock by voting power or by value is owned, directly, indirectly or by attribution, by United States persons, then, subject to the limitation described below, a portion of the dividends that we pay in each taxable year will be treated as U.S.-source income, depending in general upon the ratio for that taxable year of our U.S.-source earnings and profits to our total earnings and profits. The remaining portion of our dividends (or all of our dividends, if we do not meet the 50 percent test described above) will be treated as foreign-source income and generally will be treated as passive category income or, in the case of certain types of United States holders, general category income for purposes of computing allowable foreign tax credits for United States federal income tax purposes. However, if, in any taxable year, we have earnings and profits and less than ten percent of those earnings and profits are from United States sources, then, in general, dividends that we pay from our earnings and profits for that taxable year will be treated entirely as foreign-source income. Where a United States holder that is an individual receives a dividend on our shares that is a qualifying dividend (as described in the second preceding paragraph), special rules will apply that will limit the portion of such dividend that will be included in such individual’s foreign source taxable income and overall taxable income for purposes of calculating such individual’s foreign tax credit limitation.

Sale, Exchange or other Disposition of Common Stock

Assuming C3is does not constitute a PFIC for any taxable year, a U.S. Holder generally will recognize taxable gain or loss for U.S. federal income tax purposes upon a sale, exchange or other disposition of C3is common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such stock. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Gain or loss realized by a United States holder on the sale or exchange of common stock generally will be treated as U.S.-source gain or loss for United States foreign tax credit purposes. A United States holder’s ability to deduct capital losses against ordinary income is subject to certain limitations.

Exercise of Class D Warrants

A U.S. Holder should not recognize gain or loss on the exercise of Class D Warrants and related receipt of common stock (unless cash is received in lieu of the issuance of a fractional share). A U.S. Holder’s initial tax basis in the common stock received on the exercise of a Class D Warrant should be equal to the sum of (a) such U.S. Holder’s initial tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. If we were to become a PFIC, pursuant to proposed Treasury Regulations, a U.S. Holder’s holding period for the common stock received will begin on the date on which such U.S. holder acquired its Class D Warrants.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Class D Warrants into common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Class D Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Class D Warrants.

Disposition of Class D Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Class D Warrant in an amount equal to the difference, if any, between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the Class D Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed below, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Class D Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Class D Warrants without Exercise

Upon the lapse or expiration of a Class D Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Class D Warrant. Subject to the PFIC rules discussed below, any such loss generally will be a capital loss and will be long-term capital loss if the Class D Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Class D Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the Class D Warrants, or an adjustment to the exercise price of the Class D Warrants, may be treated as a constructive distribution to a U.S. Holder of the Class D Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our earnings and profits or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or property to the stockholders). Adjustments to the exercise price of the Class D Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Class D Warrants should generally not be considered to result in a constructive distribution. The periodic adjustments of the exercise price of the Class D Warrants occurring at six month intervals are not expected to be adjustments pursuant to such a bona fide reasonable adjustment formula. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property (see more detailed discussion of the rules applicable to distributions we make at “Distributions” above).

No statutory, administrative or judicial authority directly addresses the treatment of a Class D Warrant or instruments similar to a Class D Warrant for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The IRS may disagree with the positions taken by the Company, which could result in adverse U.S. federal income tax consequences for us and our stockholders, including holders of the Class D Warrants. Prospective investors are urged to consult their personal income tax advisers in this regard.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special United States federal income tax rules apply to a U.S. Holder that holds stock or Common Warrants in a foreign corporation classified as a PFIC for United States federal income tax purposes. In general, C3is will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held C3is common stock, pre-funded warrants or Common Warrants, either:

•

at least 75% of C3is’ gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of C3is’ assets during such taxable year produce, or are held for the production of, passive income, which we refer to as “passive assets.”

For purposes of determining whether C3is is a PFIC, C3is will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations, in which C3is owns at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by C3is in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless C3is were treated under specific rules as deriving rental income in the active conduct of a trade or business.

Based on C3is’ current and anticipated operations and future projections, C3is does not believe that it was a PFIC for its 2024 taxable year, and does not expect to be a PFIC for the current taxable year. Although there is no legal authority directly on point, and C3is is not relying upon an opinion of counsel on this issue, C3is’ belief is based principally on the position that, for purposes of determining whether C3is is a PFIC, the gross income

C3is derives or is deemed to derive from the time chartering and voyage chartering activities of its wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that C3is or its wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether C3is is a PFIC. C3is believes there is substantial legal authority supporting its position consisting of case law and IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Moreover, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with C3is’ position. In addition, although C3is intends to conduct its affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of C3is’ operations will not change in the future.

As discussed more fully below, if C3is were to be treated as a PFIC for any taxable year which included a U.S. Holder’s holding period in C3is common stock, pre-funded warrants or Common Warrants, then such U.S. Holder would be subject to different U.S. federal income taxation rules depending on whether the U.S. Holder makes an election to treat C3is as a “qualified electing fund” (a “QEF election”). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to C3is common stock, as discussed below. In addition, if C3is were to be treated as a PFIC, a U.S. Holder of C3is common stock would be required to file annual information returns on IRS Form 8621 with the IRS.

U.S. Holders Making a Timely QEF Election

A U.S. Holder who makes a timely QEF election with respect to C3is common stock (an “Electing Holder”) would report for U.S. federal income tax purposes his pro rata share of C3is’ ordinary earnings and of C3is’ net capital gain, if any, for C3is’ taxable year that ends with or within the taxable year of the Electing Holder. C3is’ net operating losses or net capital losses would not pass through to the Electing Holder and will not offset C3is’ ordinary earnings or net capital gain reportable to the Electing Holder in subsequent years (although such losses would ultimately reduce the gain, or increase the loss, if any, recognized by the Electing Holder on the sale of his common stock). Distributions received from C3is by an Electing Holder are excluded from the Electing Holder’s gross income to the extent of the Electing Holder’s prior inclusions of C3is’ ordinary earnings and net capital gain. The Electing Holder’s tax basis in his common stock would be increased by any amount included in the Electing Holder’s income. Distributions received by an Electing Holder, which are not includible in income because they have been previously taxed, would decrease the Electing Holder’s tax basis in C3is common stock. An Electing Holder would generally recognize capital gain or loss on the sale or exchange of C3is common stock. In order for an Electing Holder to make a QEF election, we would need to provide such Electing Holder with annual information regarding C3is. If we were aware that we were to be treated as a PFIC for any taxable year, we currently expect that we would provide each United States Holder with all necessary information, to the extent reasonably available, in order to make the QEF election described above with respect to our common stock. A QEF election will not be available with respect to Class D Warrants. The availability of a QEF election with respect to the pre-funded warrants and the Class E Warrants is unclear, and depends upon whether the pre-funded warrants and Class E Warrants are treated as outstanding common stock for U.S. federal income tax purposes.

U.S. Holders Making a Timely Mark-to-Market Election

A U.S. Holder who makes a timely mark-to-market election with respect to C3is common stock would include annually in the U.S. Holder’s income, as ordinary income, any excess of the fair market value of the common stock at the close of the taxable year over the U.S. Holder’s then adjusted tax basis in the common stock, respectively. The excess, if any, of the U.S. Holder’s adjusted tax basis at the close of the taxable year over the then fair market value of the common stock would be deductible in an amount equal to the lesser of the amount of the excess or the net mark-to-market gains that the U.S. Holder included in income in previous years with respect to the common stock. A U.S. Holder’s tax basis in his common stock would be adjusted to reflect any income or loss amount recognized pursuant to the mark-to-market election. A U.S. Holder would recognize ordinary income or loss on a sale, exchange or other disposition of the common stock; provided, however, that any ordinary loss on the sale, exchange or other disposition may not exceed the net mark-to-market gains that the U.S. Holder included in income in previous years with respect to the common stock. A mark-to-market election will not be available with respect to the Class D Warrants. The availability of a mark-to-market election with respect to the pre-funded warrants and the Class E Warrants is unclear, and depends upon whether the pre-funded warrants and Class E Warrants are treated as outstanding common stock, and of the same class as our other common stock, for U.S. federal income tax purposes.

U.S. Holders Not Making a Timely QEF Election or Mark-to-Market Election

A U.S. Holder who does not make a timely QEF Election or a timely mark-to-market election with respect to C3is common stock or, to the extent applicable, pre-funded warrants and Class E Warrants, or is holding our Class D Warrants (a “Non-Electing Holder”) would be subject to special rules with respect to (a) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing Holder on the common stock, pre-funded warrants or Common Warrants in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common stock, pre-funded warrants or Common Warrants), and (b) any gain realized on the sale or other disposition of the common stock, pre-funded warrants or Common Warrants. Under these rules, (i) the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s holding period for the common stock, pre-funded warrants or Common Warrants; (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income; and (iii) the amount allocated to each of the other prior taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. If a Non-Electing Holder dies while owning C3is common stock, pre-funded warrants or Common Warrants, the Non-Electing Holder’s successor would be ineligible to receive a step-up in the tax basis of those common stock, pre-funded warrants or Common Warrants.

Unearned Income Medicare Contribution Tax

Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of common stock, pre-funded warrants or Common Warrants. U.S. Holders are encouraged to consult their tax advisors regarding the effect, if any, of this tax on the ownership and disposition of our common stock, pre-funded warrants and Common Warrants.

United States Federal Income Taxation of “Non-U.S. Holders”

A beneficial owner of C3is common stock (other than a partnership) that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

Dividends on Common Stock

Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on dividends received from C3is with respect to its common stock, unless such income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, such income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Stock, Pre-Funded Warrants or Common Warrants

Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of C3is common stock, pre-funded warrants or Common Warrants, unless:

•

such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if the Non-U.S. Holder is entitled to the benefits of a United States income tax treaty with respect to that gain, such gain is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common stock, including dividends and the gain from the sale, exchange or other disposition of the stock, pre-funded warrants or Common Warrants that is effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, its earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional United States federal “branch profits” tax at a rate of 30%, or at a lower rate as may be specified by an applicable United States income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if a U.S. Individual Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that he failed to report all interest or dividends required to be shown on his United States federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an appropriate IRS Form W-8.

If a stockholder sells C3is common stock, pre-funded warrants or Common Warrants to or through a United States office of a broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless the stockholder certifies that it is a non-U.S. person, under penalties of perjury, or the stockholder otherwise establishes an exemption. If a stockholder sells C3is common stock, pre-funded warrants or Common Warrants through a non-United States office of a non-United States broker and the sales proceeds are paid outside the United States then information reporting and backup withholding generally will not apply to that payment. However, United States information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a stockholder sells C3is common stock, pre-funded warrants or Common Warrants through a non-United States office of a broker that is a United States person or has some other contacts with the United States.

Backup withholding is not an additional tax. Rather, a stockholder generally may obtain a refund of any amounts withheld under backup withholding rules that exceed the stockholder’s United States federal income tax liability by filing a refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in the applicable Treasury Regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code and the applicable Treasury Regulations) are required to file IRS Form 8938 (Statement of Specified Foreign Financial Assets) with information relating to each such asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year. Specified foreign financial assets would include, among other assets, C3is common stock, pre-funded warrants or Common Warrants, unless C3is common stock, pre-funded warrants or Common Warrants were held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, the statute of limitations on the assessment and collection of United States federal income tax with respect to a taxable year for which the filing of IRS Form 8938 is required may not close until three years after the date on which IRS Form 8938 is filed. U.S. Holders (including United States entities) and Non-U.S. Holders are encouraged to consult their tax advisors regarding their reporting obligations under Section 6038D of the Code.

C3is encourages each stockholder and warrant holder to consult with his, her or its tax advisor as to particular tax consequences to it of acquiring, holding and disposing of C3is common stock, pre-funded warrants and Common Warrants, including the applicability of any state, local or foreign tax laws and any proposed changes in applicable law.

PLAN OF DISTRIBUTION

Pursuant to a placement agent agreement, we have engaged Aegis Capital Corp. to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, it is possible that we will not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. Investors purchasing securities offered hereby will not have the option to execute a securities purchase agreement with us and shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus starting on or about December 12, 2025.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee of 6.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent, up to $85,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Unit including Common Shares	Per Unit including Pre-Funded Warrants	Total
Public Offering Price(1)	$1.20	$1.19999	$8,999,942
Placement Agent fees(1)(2)	$0.072	$0.072	$540,000
Proceeds, before expenses, to us(1)	$1.128	$1.12799	$8,459,942

(1)

Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the amounts set forth above.

(2)

The Placement Agent fees shall equal 6.0% of the gross proceeds of the securities sold by us in this offering. The Placement Agent will receive compensation in addition to the Placement Agent fees described above.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Placement Agent fees, will be approximately $85,000 all of which are payable by us. This figure includes the Placement Agent’s accountable expenses, including, but not limited to, legal fees for Placement Agent’s legal counsel.

Lock-Up Agreements

We and Imperial Petroleum and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for our Common Shares for a period of 90 days after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed that without the prior written consent of the Placement Agent, we will not, for a period of 90 days after the closing of this offering, subject to certain exceptions, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our company or any securities convertible into or exercisable or exchangeable for equity of our company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of our company or any securities convertible into or exercisable or exchangeable for equity of our company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price and Class D Warrant Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the Class D Warrants included in the Units that we are offering, were negotiated between us and the investors in the offering based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Class D Warrants included in the Units that we are offering include our history and prospects, the stage of development of our business, our plans for the future of our business and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant including trends and fundamentals in the shipping markets, including in particular for tanker vessels.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they may receive customary fees and commissions.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our executive office is located outside of the United States in Athens, Greece. Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS

Certain legal matters with respect to Marshall Islands law will be passed upon for us by Reeder & Simpson P.C. Certain matters of U.S. Federal and New York law are being passed upon for us by Goodwin Procter LLP, New York, New York. The placement agent is being represented by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The combined financial statements of C3is Inc. Predecessor for the period from January 1, 2022 to October 18, 2022, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of C3is Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and for the period from July 25, 2022 (date of incorporation) to December 31, 2022, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the Common Shares being distributed pursuant to this prospectus, you may wish to review the full registration statement, including its exhibits.

We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP and make available to our shareholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year. Our annual report will contain a detailed statement of any transactions between us and our related parties.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the securities being registered hereby.

SEC registration fee	$4,593
Nasdaq listing fee	—
FINRA Filing Fee	5,000
Legal fees and expenses	175,000
Accounting fees and expenses	75,000
Printing and engraving costs	50,000
Transfer agent fees	7,500
Miscellaneous	132,907

Total	$450,000

*	All amounts are estimated, except the SEC registration fee, Nasdaq listing fee and FINRA filing fee.

1,700,000 Units consisting of Common Shares and Class D Warrants to Purchase Common Shares and Class E Warrants to Purchase Common Shares

5,800,000 Units consisting of Pre-Funded Warrants and Class D Warrants to Purchase Common Shares and Class E Warrants to Purchase Common Shares

(and up to 5,800,000 Common Shares underlying the Pre-Funded Warrants, up to 26,162,790 Common Shares underlying the Class D Warrants and up to 18,662,790 Common Shares underlying the Class E Warrants)

C3IS INC.

Aegis Capital Corp.

PROSPECTUS

December 11, 2025